UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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KOHL’S CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KOHL’S CORPORATION

N56 W17000 Ridgewood Drive

Menomonee Falls, Wisconsin 53051

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 12, 2011

To Our Shareholders:

The Annual Meeting of Shareholders of Kohl’s Corporation will be held at the Pilot House at Pier Wisconsin, 500 N. Harbor Drive, Milwaukee, Wisconsin 53202, on May 12, 2011, at 1:00 p.m. local time, for the following purposes:

1.	To elect the eleven individuals nominated by our Board of Directors to serve as directors for a one-year term and until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2012;

3.	To approve the following management proposals to amend our Articles of Incorporation:

a.	Approve an amendment to eliminate the supermajority vote requirement in Article V(f) of our Articles of Incorporation; and

b.	Approve an amendment to eliminate the supermajority vote requirement in Article VI of our Articles of Incorporation.

4.	To re-approve our Annual Incentive Plan;

5.	To hold an advisory vote on the compensation of our named executive officers;

6.	To hold an advisory vote on the frequency of future shareholder advisory votes on the compensation of our named executive officers;

7.	To consider and vote upon the shareholder proposals described below, if properly presented at the meeting; and

8.	To consider and act upon any other business that may properly come before the meeting or any adjournment thereof.

PLEASE NOTE: The meeting is expected to last less than 30 minutes.

Only shareholders of record at the close of business on March 9, 2011 are entitled to notice of and to vote at the meeting.

We are pleased to once again take advantage of the Securities and Exchange Commission’s rules that allow companies to furnish their proxy materials over the Internet. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials and has lowered the costs and reduced the environmental impact of our annual meeting of shareholders. Accordingly, we have mailed to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials containing instructions on how to access the attached proxy statement and our Annual Report on Form 10-K via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials and the attached proxy statement also contain instructions on how you can receive a paper copy of the proxy materials.

The Notice of Internet Availability of Proxy Materials was mailed to our shareholders beginning on or about March 28, 2011.

You are cordially invited to attend the Annual Meeting in person. Your vote is important no matter how large or small your holdings may be. Please vote as soon as possible in one of these three ways, whether or not you plan to attend the meeting:

•	Visit the website shown on your Notice of Internet Availability of Proxy Materials (www.proxyvote.com) to vote over the Internet;

•	Use the toll-free telephone number provided on the voting website (www.proxyvote.com) to vote over the telephone; or

•	If you have received a printed proxy card, you may complete, sign, date and return your proxy card by mail.

If you send in your proxy card or vote by telephone or the Internet, you may still decide to attend the Annual Meeting and vote your shares in person. Your proxy is revocable in accordance with the procedures set forth in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 12, 2011: The 2010 Annual Report on Form 10-K and proxy statement of Kohl’s Corporation are available at www.proxyvote.com.

By Order of the Board of Directors

Richard D. Schepp
Secretary

Menomonee Falls, Wisconsin

March 21, 2011

KOHL’S CORPORATION

N56 W17000 Ridgewood Drive

Menomonee Falls, Wisconsin 53051

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 12, 2011

GENERAL INFORMATION ABOUT THESE MATERIALS

This proxy statement describes matters on which we would like you, as a shareholder, to vote at our 2011 Annual Meeting of Shareholders. It also gives you information on these matters so that you can make informed decisions. You are receiving notice because our records indicate that you owned shares of our common stock at the close of business on March 9, 2011. Our Board of Directors has chosen March 9, 2011 as the “record date” for the meeting, which is the date used to determine which shareholders will be able to attend and vote at the meeting.

Our Board of Directors is soliciting your proxy to be used at the meeting. When you complete the proxy, you appoint two of our officers, Richard D. Schepp and Kevin Mansell, as your representatives at the meeting. These individuals will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to vote your shares in advance of the meeting just in case your plans change. The Notice of Internet Availability of Proxy Materials was mailed to our shareholders beginning on or about March 28, 2011.

QUESTIONS AND ANSWERS

ABOUT OUR 2011 ANNUAL MEETING OF SHAREHOLDERS

When and where will the meeting take place?

The annual meeting will be held on Thursday, May 12, 2011, at 1:00 p.m., local time, at the Pilot House at Pier Wisconsin, 500 N. Harbor Drive, Milwaukee, Wisconsin 53202.

How long is the meeting expected to last?

The meeting is expected to last approximately 30 minutes.

What is the purpose of the meeting?

At the annual meeting, you will be asked to vote on the following matters:

•	the election of the eleven individuals nominated by our Board of Directors to serve as directors for a one-year term and until their successors are duly elected and qualified;

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2012;

•	two management proposals to amend our Articles of Incorporation to eliminate the supermajority vote provisions in Article V(f) and VI;

•	a management proposal to re-approve our Annual Incentive Plan;

•	an advisory vote on the compensation of our named executive officers;

•	an advisory vote on the frequency of future shareholder advisory votes on the compensation of our named executive officers;

•	the shareholder proposals described below, if properly presented at the meeting; and

•	any other business that may properly come before the meeting or any adjournment of the meeting.

Could other matters be decided at the meeting?

Our bylaws require prior notification of a shareholder’s intent to request a vote on other matters at the meeting. The deadline for notification has passed, and we are not aware of any other matters that could be brought before the meeting. However, if any other business is properly presented at the meeting, your completed proxy gives authority to Richard D. Schepp and Kevin Mansell to vote your shares on such matters at their discretion.

Who is entitled to attend the meeting?

All shareholders who owned our common stock at the close of business on March 9, 2011 (which is called the record date for the meeting) or their duly appointed proxies, may attend the meeting. Registration begins at 12:30 p.m.

Who is entitled to vote at the meeting?

All shareholders who owned our common stock at the close of business on the record date are entitled to attend and vote at the meeting and at any adjournment or postponement of the meeting.

How many votes do I have?

Each share of our common stock outstanding on the record date is entitled to one vote on each of the eleven director nominees and one vote on each other matter.

How many votes must be present to hold the annual meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether there is a quorum. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have the necessary voting power for that particular item and has not received instructions from the beneficial owner. In order for us to determine that enough votes will be present to hold the meeting, we urge you to vote in advance by proxy even if you plan to attend the meeting.

How many votes may be cast by all shareholders?

A total of 290,417,880 votes may be cast at the meeting, consisting of one vote for each share of our common stock outstanding on the record date.

How do I vote?

You may vote in person at the meeting or vote by proxy as described below.

Whether or not you intend to attend the meeting, you can vote by proxy in three ways:

•	Visit the website shown on your Notice of Internet Availability of Proxy Materials (www.proxyvote.com) to vote over the Internet;

•	Use the toll-free telephone number provided on the voting website (www.proxyvote.com) to vote over the telephone; or

•	If you have received a printed proxy card, you may complete, sign, date and return your proxy card by mail.

If you vote by proxy, your shares will be voted at the meeting in the manner you indicate. If you sign and return your proxy card, but don’t specify how you want your shares to be voted, they will be voted as the Board of Directors recommends.

May I change or revoke my vote after I submit my proxy?

Yes. To change your vote previously submitted by proxy, you may:

•	cast a new vote by mailing a new proxy card with a later date;

•	cast a new vote by calling the toll-free telephone number provided on the voting website (www.proxyvote.com);

•	cast a new vote over the internet by visiting the voting website (www.proxyvote.com); or

•	if you hold shares in your name, attend the annual meeting and vote in person.

If you wish to revoke rather than change your vote, written revocation must be received by our corporate Secretary prior to the meeting.

What are the Board’s voting recommendations?

Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends a vote:

•	FOR the election of the eleven nominees named under the caption “ITEM ONE — ELECTION OF DIRECTORS” to serve as directors (see page 17);

•

FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2012 (see “ITEM TWO — RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” on page 62);

•

FOR the management proposals to amend our Articles of Incorporation to eliminate supermajority voting requirements (see “ITEM THREE — OUR PROPOSALS TO AMEND OF OUR ARTICLES OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTE REQUIREMENTS” on page 63);

•	FOR the re-approval of our Annual Incentive Plan (see “ITEM FOUR — OUR PROPOSAL TO RE-APPROVE KOHL’S ANNUAL INCENTIVE PLAN” on page 65);

•	FOR the approval of the compensation of our named executive officers (see “ITEM FIVE — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS” on page 67);

•

For ANNUAL non-binding advisory votes on the compensation of our named executive officers (see “ITEM SIX — ADVISORY VOTE ON THE FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS” on page 68);

•	AGAINST the shareholder proposal on shareholder action by written consent (see “ITEM SEVEN — SHAREHOLDER PROPOSAL” on page 69); and

•	AGAINST the shareholder proposal on amending our Corporate Governance Guidelines with respect to succession planning and related reporting (see “ITEM EIGHT — SHAREHOLDER PROPOSAL” on page 71).

How many votes will be required to approve each of the proposals?

•

ITEM ONE: Our Board of Directors has instituted a majority vote requirement for the election of directors in uncontested elections. This means that a director nominee will be elected if the number of votes cast “for” that nominee exceeds the number of votes cast “against” that nominee. If you return a signed proxy card or otherwise complete your voting by proxy over the Internet or over the telephone but abstain from voting on any of the nominees, your shares will be counted for purposes of determining whether there is a quorum, but will have no effect on the election of those nominees.

•

ITEMS TWO, FOUR, FIVE, SIX, SEVEN and EIGHT: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, the re-approval of our Annual Incentive Plan, the advisory vote on the compensation of our named executive officers, the advisory vote on the frequency of future shareholder advisory votes on the compensation of our named executive officers and each of the shareholder proposals will be approved if the number of votes cast “for” that proposal exceeds the number of votes cast “against” it. If you return a signed proxy card or otherwise complete your voting by proxy over the Internet or over the telephone but abstain from voting on any of these proposals, your shares will be counted as present for purposes of determining whether there is a quorum, but will have no effect on the outcome of such proposal or proposals.

•

ITEM THREE: The management proposals to amend our Articles of Incorporation require the affirmative vote of at least 80% of the shares of our common stock outstanding as of the record date. If you abstain from voting on these proposals, your shares will be counted as present for purposes of determining a quorum and the abstention will have the same effect as a vote against such proposal or proposals.

What if I do not indicate my vote for one or more of the matters on my proxy?

If you return a signed proxy card or otherwise complete your voting by proxy over the Internet or over the telephone without indicating your vote on a matter to be considered at the annual meeting, your shares will be voted in accordance with the Board of Directors’ recommendations described above. In the event any other matters are brought before the meeting, Richard D. Schepp and Kevin Mansell will vote your shares on such matters at their discretion.

What happens if I do not vote by proxy?

If you do not vote by proxy, the shares held in your name will not be voted unless you vote in person at the meeting. If you hold your shares through a broker and you do not provide your broker with specific instructions, your shares may be voted with respect to certain proposals at your broker’s discretion. If the broker does not vote those shares, those broker non-votes will have no effect on the outcome of any of the proposals.

How can I attend the annual meeting?

Only shareholders as of the close of business on the record date, March 9, 2011, may attend the annual meeting. To be admitted to the meeting, you will be required to present photo identification and an admission ticket or proof of ownership of your shares as of the record date, such as a letter or account statement from your bank or broker.

IF YOU DO NOT HAVE AN ADMISSION TICKET (OR PROOF OF OWNERSHIP) AND VALID PICTURE IDENTIFICATION, YOU WILL NOT BE ADMITTED TO THE MEETING.

The use of cameras, recording devices and other electronic devices at the meeting is prohibited, and such devices will not be allowed in the meeting or any other related areas, except by credentialed media. We realize that many cellular phones have built-in digital cameras, and while you may bring these phones into the venue, you may not use the camera function at any time.

What happens if the annual meeting is postponed or adjourned?

If the meeting is postponed or adjourned, your proxy will remain valid and may be voted when the meeting is convened or reconvened. You may change or revoke your proxy as set forth above under the caption “May I change or revoke my vote after I submit my proxy?”.

Will our independent registered public accounting firm participate in the meeting?

Yes. Our independent registered public accounting firm is Ernst & Young LLP. A representative of Ernst & Young LLP will be present at the meeting, will be available to answer any appropriate questions you may have and will have the opportunity to make a statement.

Are members of the Board of Directors required to attend the meeting?

While the Board has not adopted a formal policy regarding director attendance at annual shareholder meetings, directors are encouraged to attend. Eight of our eleven directors attended the 2010 Annual Meeting of Shareholders.

Who will pay the expenses incurred in connection with the solicitation of my vote?

We pay all costs and expenses related to preparation of these proxy materials and solicitation of your vote. We also pay all annual meeting expenses. In addition to soliciting proxies by mail, we may solicit proxies by telephone, personal contact, and electronic means. None of our directors, officers, or employees will be specially compensated for these activities. We have hired Eagle Rock Proxy Advisors to assist with the solicitation of proxies for a fee not to exceed $7,000, plus reimbursement for out-of-pocket expenses. We also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock, but we will not pay any compensation for their services.

Can I view these proxy materials electronically?

Yes. You may view our 2011 proxy materials at www.proxyvote.com. You may also use our websites at www.kohls.com or www.kohlscorporation.com to view all of our filings with the Securities and Exchange Commission, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended January 29, 2011.

How can I receive copies of Kohl’s year-end Securities and Exchange Commission filings?

We will furnish without charge to any shareholder who requests in writing, a copy of this proxy statement and/or our Annual Report on Form 10-K, including financial statements, for the fiscal year ended January 29, 2011, as filed with the Securities and Exchange Commission (the “Commission”). Any such request should be directed to Kohl’s Corporation, N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051, Attention: Investor Relations.

How do shareholders submit proposals for Kohl’s 2012 Annual Meeting of Shareholders?

You may present matters for consideration at our next annual meeting either by having the matter included in our proxy statement and listed on our proxy or by conducting your own proxy solicitation.

To have your proposal included in our proxy statement and listed on our proxy for the 2012 annual meeting, we must receive your proposal by November 22, 2011. You may submit your proposal in writing to: Corporate Secretary, Kohl’s Corporation, N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051. You may submit a proposal only if you have continuously owned at least $2,000 worth of our common stock for at least one year before you submit your proposal, and you must continue to hold this level of stock through the date of the 2012 annual meeting.

If you decide to conduct your own proxy solicitation, you must provide us with written notice of your intent to present your proposal at the 2012 annual meeting in accordance with our bylaws, and the written notice must be received by us by January 13, 2012. If you submit a proposal for the 2012 annual meeting after that date, your proposal cannot be considered at the annual meeting.

QUESTIONS AND ANSWERS

ABOUT OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

What is the makeup of the Board of Directors and how often are members elected?

Our Board of Directors currently has eleven members. Each director stands for election every year.

How often did the Board of Directors meet in fiscal 2010?

The full Board of Directors formally met five times during fiscal 2010 and otherwise accomplished its business through the work of the committees described below or otherwise without formal meetings. Each incumbent director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during fiscal 2010.

Do the non-management directors meet in regularly scheduled executive sessions?

Yes. The non-management members of our Board of Directors meet in regularly scheduled executive sessions without any members of management present. Our Board of Directors, upon the recommendation of the Governance & Nominating Committee, appointed Mr. Burd as the independent “Lead Director” for fiscal 2010. In this capacity, Mr. Burd presided over the meetings of non-management Directors.

Has the Board of Directors adopted written Corporate Governance Guidelines?

Yes. Our Board has adopted written Corporate Governance Guidelines. To view these guidelines, access www.kohlscorporation.com, then “Investor Relations,” then “Corporate Governance,” then “Corporate Governance Guidelines.” Paper copies will be provided to any shareholder upon request.

How does the Board determine which directors are independent?

Our Board of Directors has established independence guidelines that are described in our Corporate Governance Guidelines. The independence guidelines require a finding that the individual director satisfies all of the independence standards of the New York Stock Exchange, as such standards may be amended from time to time, and also that the director has no material relationships with us (either directly or as a partner, shareholder or officer of any entity) which would be inconsistent with a finding of independence.

Which directors have been designated as independent?

Based on the analysis described below on page 21 under the caption “Independence Determinations & Related Person Transactions,” the Board affirmatively determined that nine of the eleven directors that will continue to serve on the Board following the annual meeting are independent: Peter Boneparth, Steven A. Burd, John F. Herma, Dale E. Jones, William S. Kellogg, Frank V. Sica, Stephanie A. Streeter, Nina G. Vaca and Stephen E. Watson. The Board has determined that Peter M. Sommerhauser is not an independent director because he is a shareholder with the law firm Godfrey & Kahn, S.C. which provides legal services to us. Kevin Mansell is not an independent director because of his employment as our Chairman, President and Chief Executive Officer.

Does the Board of Directors Have a Process for Reviewing and Approving Related Party Transactions?

Yes. The Board of Directors recognizes that related party transactions can present a heightened risk of conflicts of interest. Accordingly, as a general matter, and consistent with our written code of ethics, our directors, senior officers and their respective immediate family members are to avoid any activity, interest, or relationship that would create, or might appear to others to create, a conflict with the interests of Kohl’s. The Governance and

Nominating Committee, which is comprised solely of independent directors, reviews all related-party transactions and relationships involving a director or any senior officer. To help identify related-party transactions and relationships, each director and senior officer completes an annual questionnaire that requires the disclosure of any transaction or relationship that the person, or any member of his or her immediate family, has or will have with Kohl’s. The General Counsel also conducts a review of our financial records to determine if a director or executive officer, or a company with which a director or executive officer is affiliated, received any payments from Kohl’s or made any payments to Kohl’s that could have arisen as a result of a related party transaction during the fiscal year. On an annual basis, or as circumstances may otherwise warrant, the Governance and Nominating Committee reviews and approves, ratifies or rejects any transaction or relationship with a related party that is identified. In approving, ratifying or rejecting a related-party transaction or relationship, the Governance and Nominating Committee considers such information as it deems important to determine whether the transaction is on reasonable and competitive terms and is fair to Kohl’s. Transactions and relationships that are determined to be directly or indirectly material to Kohl’s or a related person are disclosed in Kohl’s proxy statement.

The Board of Directors’ processes with respect to review and approval or ratification of related-party transactions are in writing and have been incorporated into the Charter of the Governance & Nominating Committee of the Board of Directors.

What are the standing committees of the Board?

Our Board of Directors has three standing committees: the Audit Committee, the Governance & Nominating Committee and the Compensation Committee.

Who are the members of the standing committees?

During fiscal 2010 the members of our Board of Directors’ standing committees were:

Committee	Members	Chairperson

Audit Committee	Peter Boneparth John F. Herma Stephanie A. Streeter Stephen E. Watson	Stephen E. Watson

Governance & Nominating Committee	Peter Boneparth Steven A. Burd John F. Herma Dale E. Jones Frank V. Sica Stephanie A. Streeter Nina G. Vaca Stephen E. Watson	Stephen E. Watson

Compensation Committee	Steven A. Burd Dale E. Jones Frank V. Sica	Frank V. Sica

Are all of the members of the standing committees independent?

Yes. The members of each of the standing committees have been deemed independent by the Board of Directors.

Do all of the standing committees operate under a written charter?

Yes. The charters of each of the standing committees are available for viewing by accessing our website at www.kohlscorporation.com, then “Investor Relations,” then “Corporate Governance.” Paper copies will be provided to any shareholder upon request.

What are the functions of the standing committees?

Audit Committee

It is the responsibility of the Audit Committee to assist the Board of Directors in its oversight of our financial accounting and reporting practices. The specific duties of the Audit Committee include:

•	monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance;

•	selecting our independent registered public accounting firm;

•	monitoring the independence and performance of our independent registered public accounting firm and internal auditing functions;

•	providing oversight and guidance to management with respect to management’s enterprise risk assessment and risk mitigation processes; and

•	providing an avenue of communication among the independent registered public accounting firm, management, the internal auditing functions and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent registered public accounting firm as well as any of our employees. The Audit Committee has the ability to retain, at our expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. The Board has determined that each member of the Audit Committee is “financially literate,” as that term is defined under New York Stock Exchange rules, and qualified to review and assess financial statements. The Board has also determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert,” as defined by the SEC, and has specifically designated Stephen E. Watson, Chairman of the Audit Committee, as an audit committee financial expert. Each member of the Audit Committee is also “independent” as that term is defined under the rules of both the Commission and the New York Stock Exchange.

Governance & Nominating Committee

The duties of the Governance & Nominating Committee are to provide assistance to the Board of Directors in the selection of candidates for election and re-election to the Board and its committees; advise the Board on corporate governance matters and practices, including developing, recommending, and thereafter periodically reviewing the Corporate Governance Guidelines and principles applicable to us; and coordinate an annual evaluation of the performance of the Board and each of its standing committees.

Compensation Committee

The duties of the Compensation Committee are to discharge the Board’s responsibilities related to compensation of our directors and officers, as well as those with respect to our general employee compensation and benefit policies and practices to ensure that they meet corporate objectives. The Compensation Committee has overall responsibility for evaluating and approving our executive officer benefit, incentive compensation, equity based or other compensation plans, policies and programs. The Compensation Committee also approves goals for incentive plans and evaluates performance against these goals. Furthermore, the Compensation Committee regularly and actively reviews and evaluates our executive management succession plans and makes recommendations to the Board with respect to succession planning issues. The Compensation Committee has the ability to retain, at our expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. Further information regarding the Committee’s processes and procedures for the consideration of executive and director compensation is included in the Compensation Discussion & Analysis section of this proxy statement.

How many times did each standing committee meet in fiscal 2010?

During fiscal 2010, the Audit Committee formally met eight times. The Compensation Committee formally met four times. The Governance & Nominating Committee formally met three times. Each of the committees otherwise accomplished their business without formal meetings.

Are there currently any other committees of the Board of Directors?

The Board of Directors has also established an Executive Committee, the primary function of which is to act on behalf of the Board of Directors in the intervals between the Board’s meetings. The Executive Committee may not, however, take any actions that: (a) are prohibited by applicable law or our Articles of Incorporation or Bylaws, or (b) are required by law or by rule of the New York Stock Exchange to be performed by a committee of independent directors, unless the composition of the Executive Committee complies with such law or rule. The members of the Executive Committee during fiscal 2010 were Messrs. Burd, Kellogg, Mansell, Sica, Sommerhauser and Watson.

What is the leadership structure of Kohl’s Board of Directors and why has this structure been chosen?

The Board of Directors has no formal policy on separation of the position of Chairman of the Board and Chief Executive Officer, but generally believes that separation of the roles is unnecessary under normal circumstances. The Board currently combines the role of Chairman of the Board with the role of Chief Executive Officer. The Board believes that it should be permitted to use its business judgment to decide who is the best person to serve as Chairman of the Board, based on what is in the best interests of Kohl’s and our shareholders on a case-by-case basis.

To further strengthen the Board’s governance structure, our Corporate Governance Guidelines provide for an independent Lead Director to be elected annually by the independent directors. The role of our Lead Director closely parallels the role of an independent chairman. Specifically, our independent Lead Director:

•	presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management directors;

•	serves as liaison between the Chairman and the independent directors;

•	approves information sent to the Board;

•	approves meeting agendas for the Board;

•	approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	has the authority to call meetings of the independent directors; and

•	is available for consultation and direct communication with major shareholders upon request.

We believe that the existence of an independent Lead Director with this scope of responsibilities supports strong corporate governance principles and allows the Board to effectively fulfill its fiduciary responsibilities to our shareholders.

Moreover, we have adopted strong and effective corporate governance policies and procedures to promote effective and independent corporate governance. Among these policies and procedures are the following:

•	The Board is composed of a majority of independent directors, as determined under the standards of the New York Stock Exchange;

•	The Board’s Audit Committee, Compensation Committee and Governance and Nominating Committee are composed solely of independent directors;

•

Non-management directors meet privately in executive sessions presided over by the Lead Director in conjunction with each regular Board meeting — following these executive sessions, the Lead Director provides the Board’s guidance and feedback to the Chairman;

•	Independent directors communicate regularly with the Lead Director and the Chairman regarding appropriate Board agenda topics and other Board related matters; and

•	All Board members have complete access to management and outside advisors, so the Chairman is not the sole source of information for the Board.

How Does Kohl’s Manage Risk and What is the Board’s Role in the Risk Management Processes?

We have developed a robust enterprise risk management program that is driven by management and overseen by the Board’s Audit Committee, with progress reports given periodically to the full Board. Our enterprise risk management program was designed to monitor Kohl’s ongoing progress in managing the potential impact of key regulatory, operational, financial and reputational risks across the organization. Management has compiled a comprehensive list of enterprise risks. These risks have been prioritized based upon the potential financial and reputational damage posed by each risk. A member of senior management has been assigned as the “owner” of each risk based upon who is most likely to be able to impact the effects of that particular risk. Each risk owner has been required to develop action plans to reduce, mitigate or eliminate the risk, identify barriers to risk reduction efforts, and establish key metrics to objectively measure the impacts of risk management efforts. A risk reduction committee has been formed among key senior managers from across our company to actively review each risk owner’s progress toward reduction, mitigation or elimination of each particular risk. The risk management committee meets regularly to review the status of risk management efforts directed toward each identified risk element. Our principal officers are periodically updated on the status of all risk management efforts, and are regularly consulted for additional direction.

Pursuant to its charter, the Board’s Audit Committee actively oversees and monitors our enterprise risk management program. The Board receives a full annual status report on all of our risk management activities. Between these annual reports, the Audit Committee receives regular updates from members of senior management on various elements of material risk. Some of these reports are scheduled because of their particular significance, and others may be scheduled at the request of any Audit Committee member for any reason. These reports are given by the appropriate risk owner within the organization to enable the Audit Committee members to understand our risk identification, risk management and risk mitigation strategies, and to provide regular feedback and general direction to management. Following each of these updates, the Audit Committee Chairman reports on the discussion to the full Board during the committee reports portion of the next full Board meeting. On an annual basis, the full Board also receives a comprehensive update on our current risk profile and our activities related to the enterprise risk management program. This enables all members of the Board to understand our overall risk profile and efforts being made to reduce, mitigate or eliminate each element of risk.

How does the Board identify and evaluate nominees for director?

The Governance & Nominating Committee regularly assesses the appropriate size of the Board, whether any vacancies on the Board are expected due to retirement or otherwise, and whether the Board is comprised of individuals with the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively. To assist in these considerations, the Board has completed a comprehensive skills assessment to determine which particular skills or areas of expertise would most help the Board of Directors carry out its significant responsibilities. In the event that vacancies are anticipated or otherwise arise, the Governance & Nominating Committee utilizes a variety of methods for identifying and evaluating director candidates that would best satisfy areas of opportunity identified during the course of the skills assessment. Candidates may come to the attention of the Committee through current directors, members of management, eligible shareholders or other persons. From time to time, the Governance & Nominating Committee may also engage a search firm to assist in identifying potential Board candidates, although such a firm was not used to identify any of the nominees for director proposed for election at the 2010 annual meeting. Once the Committee has identified a prospective nominee, the Committee carefully evaluates the nominee’s potential contributions in providing advice and guidance to the Board and management.

What are the minimum required qualifications for directors?

Members of the Board and director nominees must share with the other directors the following attributes:

•	Unquestionable ethics and integrity;

•	A demonstrated record of success, leadership and solid business judgment;

•	Intellectual curiosity;

•	Strong reasoning skills;

•	Strong strategic aptitude;

•	Independence and objectivity — willingness to challenge the status quo;

•	A demonstrated record of social responsibility;

•	A commitment to enhancing long-term shareholder value;

•	A willingness to represent the interests of all of our shareholders;

•	A willingness and ability to spend sufficient time to carry out their duties; and

•	A good cultural fit with Kohl’s and the Board.

Does Kohl’s have a formal diversity policy for directors?

The Board is committed to an inclusive membership, embracing diversity with respect to background, experience, skills, education, special training, race, age, gender, national origin and viewpoints.

How does the Board evaluate director candidates recommended by shareholders?

The Governance & Nominating Committee evaluates shareholder nominees in the same manner as any other nominee. Pursuant to procedures set forth in our Bylaws, our Governance & Nominating Committee will consider shareholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of shareholders. To be timely for the 2012 annual meeting of shareholders, the notice must be received within the time frame discussed above on page 5 under the heading “How do shareholders submit proposals for Kohl’s 2012 Annual Meeting of Shareholders?” To be in proper form, the notice must, among other things, include each nominee’s written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating shareholder and each nominee and information about the nominating shareholder and each nominee. Among other things, a shareholder proposing a director nomination must disclose any hedging, derivative or other complex transactions involving our common stock to which the shareholder is a party. These requirements are detailed in our Bylaws, a copy of which will be provided to you upon request.

How are directors compensated?

Pursuant to our 2010 Non-Employee Director Compensation Program, directors who are not our employees or employees of our subsidiaries received an annual retainer fee of $100,000. The independent Lead Director received an additional retainer fee of $15,000. Chairpersons of the Compensation Committee and the Audit Committee received an additional $20,000 retainer fee, and the Chairperson of the Governance & Nominating Committee received an additional $10,000 retainer fee. Non-employee directors also received retainer fees for membership on the Compensation, Audit and Executive Committees. Committee member retainers are $10,000 for Compensation Committee members and $15,000 for Audit Committee and Executive Committee members. Directors received no additional compensation for participation in Board of Directors’ or committee meetings. Directors are, however, reimbursed for travel and other expenses related to attendance at these meetings as well as travel and other expenses related to attendance at educational seminars approved in advance by the Governance & Nominating Committee.

Stock options and restricted shares are granted to non-employee directors from time to time pursuant to our 2010 Long Term Compensation Plan. These grants are typically made following a director’s initial election to the Board and each time the director is re-elected by the shareholders to serve a new term. The annual awards, which are comprised of 50 percent stock options and 50 percent restricted shares, typically have a “grant date fair value” of approximately $100,000, calculated in accordance with FASB ASC Topic 718 (formerly FAS 123R). Accordingly, each of the non-employee directors that were re-elected to the Board at the 2010 Annual Meeting of Shareholders received a grant of 929 restricted shares and 2,165 ten-year stock options at the strike price of $53.81 per share. All stock options granted to non-employee directors in 2010 were at the closing market price on the date of grant and vest on the first anniversary of the date of grant. The restricted shares also vest on the first anniversary of the date of grant.

Director Compensation Table

The following table provides each element of compensation paid or granted to each non-employee director for services rendered during fiscal 2010. Retainer fees are paid on a quarterly basis in arrears, so some of the retainer fees in this table may have been paid in the first quarter of fiscal 2011 for services rendered in fiscal 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Peter Boneparth	$115,000	$49,989	$49,990	—	—	—	$214,979
Steven A. Burd	$140,000	$49,989	$49,990	—	—	—	$239,979
John F. Herma	$115,000	$49,989	$49,990	—	—	—	$214,979
Dale E. Jones	$110,000	$49,989	$49,990	—	—	—	$209,979
William S. Kellogg	$115,000	$49,989	$49,990	—	—	—	$214,979
Frank V. Sica	$145,000	$49,989	$49,990	—	—	—	$244,979
Peter M. Sommerhauser	$115,000	$49,989	$49,990	—	—	—	$214,979
Stephanie A. Streeter	$115,000	$49,989	$49,990	—	—	—	$214,979
Nina G. Vaca (2)	$86,500	$49,989	$170,028	—	—	—	$306,517
Stephen E. Watson	$160,000	$49,989	$49,990	—	—	—	$259,979

(1)

The amounts shown represent the aggregate grant date fair value for awards granted in 2010, computed in accordance with FASB ASC Topic 718 (formerly FAS 123(R)). Upon their re-election to the Board of Directors in fiscal 2010, each director was granted an award of 2,165 stock options and 929 restricted stock awards. For a discussion of the valuation assumptions used for all stock-based awards, see Note 7 to our fiscal 2010 audited financial statements included in our Annual Report on Form 10-K. As of January 29,

2011, the aggregate number of vested and unvested stock options held by each incumbent non-employee director were: Mr. Boneparth: 8,949 vested, 2,165 unvested; Mr. Burd: 21,149 vested, 2,165 unvested; Mr. Herma: 18,649 vested, 2,165 unvested; Mr. Jones: 8,949 vested, 2,165 unvested; Mr. Kellogg: 23,149 vested, 2,165 unvested; Mr. Sica: 18,649 vested, 2,165 unvested; Mr. Sommerhauser: 19,149 vested, 2,165 unvested; Ms. Streeter: 12,649 vested, 2,165 unvested; Ms. Vaca: 0 vested, 6,941 unvested; and Mr. Watson: 20,149 vested, 2,165 unvested. Each director also had 929 unvested restricted stock awards as of January 29, 2011.

(2)	Ms. Vaca was first elected to the Board of Directors in March 2010. Ms. Vaca was granted 4,776 stock options upon her election.

Are directors required to own Kohl’s stock?

We believe that director stock ownership is important to align the interests of our directors with those of our shareholders. Each non-management member of the Board of Directors is expected to hold a minimum of 7,300 shares of Kohl’s stock, including shares of restricted stock, but not including any vested or unvested stock options. This ownership level is to be achieved by the later of:

(a)	the third anniversary of the date of the Board of Director’s adoption of these ownership guidelines; or

(b)	the fifth anniversary of the director’s initial election to the Board.

The number of shares set forth above will be revisited from time to time by the Governance & Nominating Committee, with the intention of requiring Directors to own Company stock with a value of approximately three times the amount of the directors’ average annual cash retainer. A Director is not permitted to sell any stock, either through the exercise of stock options or otherwise, until he or she attains the above-referenced ownership level.

Do you have a written Code of Ethics?

Yes. Our Board of Directors, through its Governance & Nominating Committee, has adopted a code of ethical standards that describes the ethical and legal responsibilities of all of our employees and, to the extent applicable, members of our Board of Directors. This code includes (but is not limited to) the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executives and senior financial and accounting officers. We provide educational seminars with respect to the code for all of our employees, and all employees agree in writing to comply with the code at the time they are hired and periodically thereafter. Our employees are encouraged to report suspected violations of the code through various means, including through the use of an anonymous toll-free hotline. This code, known as “Kohl’s Ethical Standards and Responsibilities” can be viewed on our website by accessing www.kohlscorporation.com, then “Investor Relations,” then “Corporate Governance,” then “Code of Ethics.” We intend to satisfy our disclosure requirements under Item 5.05 of Form 8-K, regarding any amendments to, or waiver of, a provision of our Code of Business Conduct that applies to our principal executive officer, principal financial officer or our Directors by posting such information at this location on our website. Paper copies of the code of ethics will be provided to any shareholder upon request.

How can I obtain copies of your corporate governance documents?

You may obtain a copy of our Corporate Governance Guidelines, our Code of Ethics and the charters for each of the committees of our Board of Directors on our website at www.kohlscorporation.com, under the section entitled “Investor Relations,” or by contacting our Investor Relations staff by e-mail at investor.relations@kohls.com or by mail at N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051.

How can I communicate with members of the Board of Directors?

You may contact any member of the Board of Directors, including the independent Lead Director, as follows (these instructions are also available on our website):

Write to our Board of Directors or Lead Director Steven A. Burd:

Kohl’s Board of Directors

c/o Brian Miller, Senior Vice President — Corporate Governance

N56 W17000 Ridgewood Drive

Menomonee Falls, WI 53051

Or

E-mail our Board of Directors or Lead Director Steven A. Burd:

directors@kohls.com

Or

Contact Brian Miller, Senior Vice President — Corporate Governance

N56 W17000 Ridgewood Drive

Menomonee Falls, WI 53051

Phone: (262) 703-1723

Fax: (262) 703-6143

brian.f.miller@kohls.com

All questions or concerns will be received and processed by Brian F. Miller, our Senior Vice President — Corporate Governance, who reports directly to the Audit Committee. Mr. Miller will forward communications to the appropriate members of management or the Board of Directors and provide a quarterly recap of all such communications to the Audit Committee. Correspondence relating to accounting, internal controls or auditing matters is immediately brought to the attention of our internal audit department and, if appropriate, to the Audit Committee.

All such communications are treated confidentially. You can remain anonymous when communicating your concerns.

When do your fiscal years end?

References in this proxy statement to a “fiscal year” are to the calendar year in which the fiscal year begins. For example, the fiscal year ended January 29, 2011 is referred to as “fiscal 2010”.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of January 29, 2011 (unless otherwise noted) by:

•	each of our directors and nominees;

•	each of our named executive officers;

•	all of our executive officers, directors and nominees as a group; and

•	each person who is known by us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. The beneficial ownership includes shares owned by the individual in his or her 401(k) Plan and our Employee Stock Ownership Plan. Indicated options are all exercisable within 60 days of January 29, 2011.

Name of Beneficial Owner	Amount Beneficially Owned		Percent of Class
Peter Boneparth	14,878	(1)	*

Steven A. Burd	37,023	(2)	*

John F. Herma	1,625,718	(3)	*

Dale E. Jones	10,878	(4)	*

William S. Kellogg	553,228	(5)	*

Frank V. Sica	51,206	(6)	*

Peter M. Sommerhauser	975,953	(7)	*

Stephanie A. Streeter	14,578	(8)	*

Nina G. Vaca	929	(9)	*

Stephen E. Watson	23,578	(10)	*

Kevin Mansell	1,589,706	(11)	*

Donald A. Brennan	373,176	(12)	*

John Worthington	205,344	(13)	*

Wesley S. McDonald	172,810	(14)	*

Peggy Eskenasi	169,332	(15)	*

Hampshire Trust LLC	14,710,531	(16)	5.1%
300 N. Dakota Avenue, Suite 503 Sioux Falls, SD 57104

All directors and executive officers as a group (15 persons)	20,244,100	(17)	7.0%

AllianceBernstein L.P.	23,610,722	(18)	8.1%
1345 Avenue of the Americas New York, New York 10105

Capital Research Global Investors	22,125,000	(19)	7.6%
333 South Hope Street Los Angeles, CA 90071

BlackRock Inc.	15,775,724	(20)	5.4%
40 East 52nd Street New York, NY 10022

*	Less than 1%.
(1)	Includes 929 unvested restricted shares and 8,949 shares represented by stock options.

(2)	Includes 929 unvested restricted shares and 21,149 shares represented by stock options.
(3)

Includes 113,948 shares held by a charitable foundation for which Mr. Herma serves as a director and president and with respect to which he shares voting and investment power with Mr. Sommerhauser, 929 unvested restricted shares and 18,649 shares represented by stock options.

(4)	Includes 929 unvested restricted shares and 8,949 shares represented by stock options.
(5)

Includes 45,970 shares held by a charitable foundation for which Mr. Kellogg serves as a director and president and with respect to which he shares voting and investment power with Mr. Sommerhauser, 929 unvested restricted shares and 23,149 shares represented by stock options.

(6)

Includes 21,628 shares held by Mr. Sica’s spouse, individually and as trustee of a trust for the benefit of Mr. Sica’s children, 929 unvested restricted shares and 18,649 shares represented by stock options.

(7)

Includes 722,163 shares held in trust for the benefit of the families of current and former directors and executive officers of Kohl’s or in charitable foundations established by executive officers of Kohl’s for which Mr. Sommerhauser has sole or shared voting and investment power but no pecuniary interest. Includes 84,697 shares held in trusts for the benefit of Mr. Sommerhauser’s family as to which Mr. Sommerhauser has no voting or investment power. Includes 8,150 shares held by a charitable foundation for which Mr. Sommerhauser acts as president and a director, 49,922 shares held in trust for the benefit of Mr. Sommerhauser’s spouse, 929 unvested restricted shares and 19,149 shares represented by stock options. Does not include 14,710,153 shares held in trusts for the benefit of the families of current and former directors and executive officers of Kohl’s for which Hampshire Trust LLC (“Hampshire”) serves as the trustee. Mr. Sommerhauser serves as an officer of Hampshire and shares voting and investment power over such shares with the other three officers of Hampshire.

(8)	Includes 929 unvested restricted shares and 12,649 shares represented by stock options.
(9)	Unvested restricted shares.
(10)	Includes 929 unvested restricted shares and 20,149 shares represented by stock options.
(11)

Includes 124,850 shares held in trusts as to the benefit of Mr. Mansell and his spouse, as to which Mr. Mansell or his spouse serves as co-trustee and have shared voting and investment power with Mr. Sommerhauser, 4,628 shares held by Mr. Mansell’s children, 24,964 unvested performance shares, 112,169 unvested restricted shares, and 1,263,600 shares represented by stock options.

(12)	Includes 18,350 unvested restricted shares and 338,510 shares represented by stock options.
(13)	Includes 17,342 unvested restricted shares and 180,393 shares represented by stock options.
(14)	Includes 33,545 unvested restricted shares and 124,953 shares represented by stock options.
(15)	Includes 33,931 unvested restricted shares and 131,348 shares represented by stock options.
(16)

Consists of shares held in trusts for the benefit of the families of current and former directors and executive officers of Kohl’s. Mr. Sommerhauser serves as an officer of Hampshire and shares voting and investment power over such shares with the other three officers of Hampshire.

(17)	Includes 2,190,245 shares represented by stock options.
(18)

According to the Schedule 13G filed February 9, 2011 by AllianceBernstein LP (“AllianceBernstein”). According to the filing, AllianceBernstein was the beneficial owner of 23,610,722 shares of Kohl’s common stock as of December 31, 2010. The filing indicates that AllianceBernstein has sole voting power with respect to 19,672,099 shares and sole dispositive power with respect to 23,574,124 shares.

(19)

According to the Schedule 13G filed February 11, 2011 by Capital Research Global Investors (“Capital Research”). According to the filing, Capital Research was the beneficial owner of 22,125,000 shares of Kohl’s common stock as of December 31, 2010. The filing indicates that Capital Research has sole voting power and sole dispositive power with respect to all 22,125,000 shares.

(20)

According to the Schedule 13G filed February 7, 2011 by BlackRock, Inc. According to the filing, BlackRock, Inc., through its subsidiaries (collectively “Blackrock”), was the beneficial owner of 15,775,724 shares of Kohl’s common stock as of December 31, 2010. The filing indicates that Blackrock has sole voting power and sole dispositive power with respect to all 15,775,724 shares.

ITEM ONE

ELECTION OF DIRECTORS

Our Articles of Incorporation provide that our Board of Directors shall consist of five to fifteen members. The size of our Board was expanded to eleven members upon the Board’s election of Nina G. Vaca in March, 2010.

Under our Articles of Incorporation, our Board of Directors is elected annually to serve until the next annual meeting of shareholders and until the directors’ successors are duly elected and shall qualify. OUR BOARD OF DIRECTORS HAS INSTITUTED A MAJORITY VOTE REQUIREMENT FOR THE ELECTION OF DIRECTORS IN UNCONTESTED ELECTIONS. THIS MEANS THAT A DIRECTOR NOMINEE WILL BE ELECTED IF THE NUMBER OF VOTES CAST “FOR” THAT NOMINEE EXCEEDS THE NUMBER OF VOTES CAST “AGAINST” THAT NOMINEE. If you abstain from voting on any of the nominees, your shares will be counted for purposes of determining whether there is a quorum, but will have no effect on the election of those nominees.

You may vote for all, some or none of the eleven nominees to be elected to the Board. However, you may not vote for more individuals than the number nominated. Unless you direct otherwise, your proxy will be voted for the election of the eleven nominees described below. The Board of Directors has no reason to believe that any nominee is not available or will not serve if elected. If for any reason a nominee becomes unavailable for election, the Board of Directors may reduce the size of the Board or may designate a substitute nominee, in which event the shares represented by your signed proxy will be voted for any such substitute nominee, unless you have given different instructions on the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE FOR THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

IF NO INSTRUCTIONS ARE SPECIFIED ON YOUR OTHERWISE PROPERLY COMPLETED

PROXY, THAT PROXY WILL BE VOTED TO ELECT ALL OF THE NOMINEES.

Information about Director Nominees

The Board of Directors and particularly its Governance & Nominating Committee regularly considers whether the Board is comprised of individuals with the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively. In making these considerations, the Board of Directors and its Governance & Nominating Committee has focused primarily on the information in each of the nominee’s individual biographies set forth below. These biographies are based upon information provided by each of the nominees. There are no family relationships between the nominees. Unless otherwise indicated, the nominees have had the indicated principal occupation for at least the past five years. The directorships listed for each nominee are those public company directorships that have been held by the nominee at any time during the past five years.

	Age	Director Since
Peter Boneparth	51	2008

Senior Advisor, Irving Capital Partners, a private equity group, since February 2009. Former President and Chief Executive Officer of Jones Apparel Group, a designer and marketer of apparel and footwear, from March 2002 to July 2007. Mr. Boneparth was a director of McNaughton Apparel Group, a producer of apparel, from April 1997 to July 2001 and of Jones Apparel Group a provider of apparel and footwear, from July 2001 to July 2007. He is currently a director of JetBlue Airways Corporation, a commercial airline.

The Governance & Nominating Committee believes Mr. Boneparth’s qualifications to serve on our Board of Directors include his experience as President and Chief Executive Officer of several large companies that specialize in the production and sale of apparel and footwear, his experience as a director of other public companies and his broad-based knowledge in the areas of retail sales, corporate finance, consumer products, and the design and manufacture of apparel and other products.

Steven A. Burd	61	2001

Chairman, President and Chief Executive Officer of Safeway, Inc., an operator of grocery store chains. Mr. Burd has served as Safeway’s Chairman of the Board of Directors since 1998, Chief Executive Officer since 1993 and President since 1992.

The Governance & Nominating Committee believes Mr. Burd’s qualifications to serve on our Board of Directors include his experience as President, Chief Executive Officer and Chairman of the board of directors of a large retail company and his broad-based knowledge in the areas of retail operations, corporate finance, accounting and marketing.

John F. Herma	63	1988

Our former Chief Operating Officer and Secretary. Mr. Herma retired from Kohl’s effective June 1999, after 21 years of service.

The Governance & Nominating Committee believes Mr. Herma’s qualifications to serve on our Board of Directors include his extensive retail experience, his 21 years of service with Kohl’s during which he held several executive leadership positions including Chief Operating Officer, and his broad-based knowledge in the areas of retail operations, retail accounting, real estate and human resources.

	Age	Director Since
Dale E. Jones	51	2008

Vice Chairman and partner of the CEO and Board Practice in the Americas at Heidrick and Struggles, an executive development and search firm, since January 2009. Chief Executive Officer of PlayPumps International, a provider of children’s play equipment that also pumps water for African communities, from September 2007 to January 2009. Held several executive leadership positions at Heidrick and Struggles from 1999 to 2007. Mr. Jones also serves on the Board of Trustees at Northwestern Mutual Life Insurance Company.

The Governance & Nominating Committee believes Mr. Jones’ qualifications to serve on our Board of Directors include his extensive experience as a senior advisor to chief executives and boards of directors in the areas of executive recruiting, succession planning and talent management, his experience as a director of another public company and his broad-based knowledge in the areas of consumer products, executive compensation and general human resources.

William S. Kellogg	67	1988

Our former Chairman and Chief Executive Officer. Mr. Kellogg retired from Kohl’s at the end of fiscal 2000, after 34 years of service. He was a director of CarMax, Inc., an automotive retailer, from April 2003 through June 2008.

The Governance & Nominating Committee believes Mr. Kellogg’s qualifications to serve on our Board of Directors include his extensive retail experience, his 34 years of service with Kohl’s during which he held several executive leadership positions including Chairman of the Board of Directors and Chief Executive Officer, his experience as a director of another retail — oriented public company and his broad-based knowledge in the areas of retail operations, real estate and human resources.

Kevin Mansell	58	1999

Our President since February 1999, our Chief Executive Officer since August 2008, and Chairman of the Board of Directors since September 2009. Mr. Mansell served as Executive Vice President — General Merchandise Manager from 1987 to 1998. He joined us in 1982.

The Governance & Nominating Committee believes Mr. Mansell’s qualifications to serve on our Board of Directors include his 35 years of retail experience, including 28 years with Kohl’s and 11 years as our President. His insight and direct knowledge of Kohl’s current operations and strategic opportunities within the retail industry is also invaluable.

Frank V. Sica	60	1988

Managing Partner, Tailwind Capital, a private investment firm, since 2006. Senior Advisor to Soros Private Funds Management from 2003 to 2006. President of Soros Private Funds Management from 2000 to 2003. Managing Director of Soros Funds Management from 1998 to 2000. From 1998 through February 2007, Mr. Sica was a director of Emmis Communications Corporation, a radio broadcasting company. From September 2004 through February 2010, he was a director of NorthStar Realty Finance Corporation, a real estate finance company. Mr. Sica is currently a director of CSG Systems International, an account management and billing software company for communication industries and JetBlue Airways Corporation, a commercial airline.

	Age	Director Since

The Governance & Nominating Committee believes Mr. Sica’s qualifications to serve on our Board of Directors include his years of executive experience in the investment banking and private equity field, his experience as a director and as an advisor to the boards of many other public companies, and his broad-based knowledge in the areas of corporate finance, executive compensation, information technology and real estate.

Peter M. Sommerhauser	68	1988

Shareholder of the law firm of Godfrey & Kahn, S.C., Milwaukee, Wisconsin. Mr. Sommerhauser also serves on the Board of Trustees of The Northwestern Mutual Life Insurance Company.

The Governance & Nominating Committee believes Mr. Sommerhauser’s qualifications to serve on our Board of Directors include his many years of experience as an attorney who has represented corporate clients in a wide variety of corporate and financial matters, his experience as a director and as an advisor to the boards of many other public companies, and his broad-based knowledge in the areas of corporate finance, consumer financial services, and executive compensation issues.

Stephanie A. Streeter	53	2007

Former Interim Chief Executive Officer, United States Olympic Committee from March 2009 to January 2010. Former Chairman, President, and Chief Executive Officer of Banta Corporation, a global technology, printing and supply-chain management company from 2004 until 2007; served as Banta Corporation’s President and Chief Executive Officer from 2002 to 2004 and President and Chief Operating Officer from 2001 to 2002. From 2001 to 2007, Ms. Streeter was a director of Banta Corporation and she is currently a director of Goodyear Tire & Rubber Company, a manufacturer and distributor of tires and related products and services.

The Governance & Nominating Committee believes Ms. Streeter’s qualifications to serve on our Board of Directors include her experience as President, Chief Executive Officer and Chairman of the board of directors of a complex printing and graphics business with worldwide operations; her experience as a director of other public companies and her broad-based knowledge in the areas of marketing, consumer products, information technology and e-commerce.

Nina G. Vaca(1)	40	2010

Chairman and Chief Executive Officer of Pinnacle Technical Resources, Inc., a staffing, vendor management and information technology services firm, since October 1996. She also has been Chairman and Chief Executive Officer of Vaca Industries Inc., a management company, since April 1999. Ms. Vaca is also a director of Comerica Incorporated, a banking and financial services company.

The Governance & Nominating Committee believes Ms. Vaca’s qualifications to serve on our Board of Directors include her experience as Chief Executive Officer, Chairman of the Board of Directors and founder of a rapidly-growing business; her experience as a director of another public company and her broad-based knowledge in the areas of information technology, human resources, marketing and e-commerce.

(1)	Professional name of Ximena G. Humrichouse.

	Age	Director Since
Stephen E. Watson	66	2006

Former President and Chief Executive Officer of Gander Mountain, L.L.C., a private specialty retailer, from 1997 until his retirement in 2002; held various executive officer positions with Dayton-Hudson Corporation from 1972 until his retirement in 1996, including President, Chairman/Chief Executive Officer of the Department Store Division. From 2004 through May 2007, Mr. Watson was a director of Smart & Final, Inc., an operator of grocery stores. From 2005 through 2009, Mr. Watson was a director of Eddie Bauer Holdings, Inc., an apparel retailer. Mr. Watson is currently a director of Regis Corporation, an operator of beauty salons and Chico’s FAS Inc., a specialty retailer.

The Governance & Nominating Committee believes Mr. Watson’s qualifications to serve on our Board of Directors include his experience as the leading senior executive officer of several complex retail businesses; his experience as a director of other retail-oriented public companies; and his broad-based knowledge in the areas of retail operations, corporate finance, accounting, marketing and merchandise procurement.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been one of our officers or employees.

Independence Determinations & Related Person Transactions

Our Board of Directors has established independence guidelines that are described in our Corporate Governance Guidelines. The independence guidelines require a finding that the individual director satisfies all of the independence standards of the New York Stock Exchange, as such standards may be amended from time to time, and also that the director has no material relationships with us (either directly or as a partner, shareholder or officer of any entity) which would be inconsistent with a finding of independence. In accordance with its written charter, the Governance & Nominating Committee is charged with the ongoing review of transactions that could affect a director’s independence.

In February 2011, the Governance & Nominating Committee reviewed a summary of directors’ responses to a questionnaire asking about their relationships with us (and those of their immediate family members) and other potential conflicts of interest, as well as material provided by management related to transactions, relationships, or arrangements between us and the directors or parties related to the directors. During the course of this review, the Committee broadly considered all relevant facts and circumstances, recognizing that material relationships can include commercial, banking, consulting, legal, accounting, charitable and familial relationships, among others. Based on this review, the Committee affirmatively determined that the following continuing directors are independent: Peter Boneparth, Steven A. Burd, John F. Herma, Dale E. Jones, William S. Kellogg, Frank V. Sica, Stephanie A. Streeter, Nina G. Vaca and Stephen E. Watson. The Committee also determined that all of the members of the Audit, Compensation, and Governance & Nominating Committees meet our independence requirements.

The Committee determined that Kevin Mansell is not considered an independent director because of his employment as our Chairman, President and Chief Executive Officer. The Committee also determined that Mr. Sommerhauser is not an independent director because he is a shareholder with the law firm Godfrey & Kahn, S.C. which provides legal services to us.

The following transactions were reviewed and considered by the Committee, but were not deemed to affect the independence of the applicable director or directors:

•	Blackhawk Agreements.

In 2004, Kohl’s entered into an agreement with Blackhawk Marketing Services, Inc. (now known as Blackhawk Network, Inc.), pursuant to which Blackhawk distributes Kohl’s gift cards for sale in various retail outlets across the country. Blackhawk is a subsidiary of Safeway, Inc. Mr. Burd is Chairman, President and Chief Executive Officer of Safeway. He holds a small minority ownership interest in Blackhawk and serves on Blackhawk’s Board of Directors, but is not an employee or officer of that entity. The 2004 agreement provides that in return for its services, Blackhawk receives a fee that is calculated as a percentage of the gift card sales volume. Blackhawk’s compensation under the 2004 Agreement was approximately $10 million for fiscal 2010.

In 2007, Blackhawk and Kohl’s entered into a “Blackhawk Network Gift Card Alliance Partners Agreement,” pursuant to which we sell gift cards of other retailers in our stores. Blackhawk provides services to facilitate these sales, and we receive a commission for each card sold at our stores. The term of this agreement is three years. We began selling cards of other retailers pursuant to this agreement in the second quarter of fiscal 2008. The commissions we earned under this agreement for gift cards were approximately $3 million in fiscal 2010.

The agreements described above were entered into at arm’s length and Mr. Burd was not involved in any of the negotiations. Blackhawk is a leading provider of these services in the retail industry, and Safeway has confirmed that the terms of our agreements with Blackhawk are substantially similar to those of agreements Blackhawk has entered into with similarly situated retailers.

•

Prior to their retirement from Kohl’s, Messrs. Herma and Kellogg had employment agreements that provided post-retirement health benefits for them and their eligible dependants. Each of these former executives is required to reimburse us for a portion of the premiums paid for these benefits.

•

Several of our directors or their family members serve as non-employee directors of non-profit organizations that receive charitable contributions from us. All of these charitable contributions were made in the ordinary course of our charitable contributions programs.

•

Several of our directors serve on the boards of directors of companies with which we may do relatively small amounts of ordinary course business from time to time. The Governance & Nominating Committee has reviewed each of these instances and has determined that in each case, the amount of business involved was immaterial to both companies, all such transactions were entered into at arms length, and that our directors were not in any way involved in the negotiations or discussions leading up to the business relationships.

The Committee recommended all of the above-described conclusions to the full Board of Directors and explained the basis for its decisions. Upon discussion and further consideration, these conclusions were adopted by the full Board.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement.

Compensation Committee:

Frank V. Sica, Chairman

Dale E. Jones

Steven A. Burd

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

The Compensation Committee discharges the Board of Directors’ responsibilities related to the compensation of our directors and officers, ensuring our executive compensation program meets our corporate objectives. This Compensation Discussion & Analysis (“CD&A”) provides insight into the Committee’s decision-making process for determining the compensation for our named executive officers, or NEOs.1 Specifically, it discusses and analyzes the Committee’s executive compensation philosophy, the various objectives, policies, programs, and practices developed and used by the Committee and the executive compensation decisions made by the Committee.

The Committee has designed our executive compensation program to reflect its philosophy that executive compensation should be directly linked to corporate performance with the ultimate objective of increasing shareholder value. In fact, each primary element of our executive compensation program is tied to Company performance. The Committee believes that our executive compensation program is generally consistent with market practice.

Our executive compensation program consists primarily of three elements: base salary, an opportunity for annual cash incentive awards, and an opportunity for long-term compensation awards (historically, stock options and restricted stock). Base salary increases, annual cash incentive awards, and long-term incentive awards are linked to our performance and shareholder value. The size of the base salary increases and annual incentive awards is determined in large part by financial goals, including but not limited to net income and return on investment goals, established by the Committee at the beginning of each year. These goals are intended to be difficult to achieve relative to our prior year’s performance and relative to our competitors’ projected performance for the year. The size of long-term incentive awards granted to senior executives has always been tied to individual performance. Beginning in 2011, no long-term executive awards will be granted to NEOs who do not achieve a satisfactory individual performance rating based on the prior year’s performance. Furthermore, the vesting of such award will occur over a multi-year period and be subject to performance-based conditions.

Fiscal 2010 continued to be affected by the national economic downturn and recession. However, our sales and earnings performance for the year was superior to the aggregate performance of our peer group of companies and exceeded our own internal financial plans and projections established at the beginning of the year. As a result, the Committee awarded incentives to the NEOs that were similar to those awarded based on Fiscal 2009 performance. Considering two years of strong performance, the Committee felt these awards were appropriate and in line with its philosophy.

During 2010, the Board of Directors and Committee took several actions to facilitate long-term succession planning and retention. On December 1, 2010, Mr. Brennan was promoted to Chief Merchandising Officer, Mr. Worthington was promoted to Chief Administrative Officer, Ms. Eskenasi was promoted to Senior Executive Vice President, and Mr. McDonald was promoted to Senior Executive Vice President, Chief Financial Officer. In connection with these promotions, the Committee increased these executives’ base salaries. The Committee has also granted them “career shares”, which are restricted shares that vest over a 5-year period, provided that the Company achieves certain net income goals. These actions are intended to secure the future leadership of the Company for the long-term, align the executives’ pay with our internal pay equity structure, and provide competitive compensation relative to similarly situated executives within our peer group. All of these actions are discussed in greater detail below.

[1]	Our NEOs for fiscal 2010 were: Kevin Mansell (Chairman, President and Chief Executive Officer), Wesley S. McDonald (Senior Executive Vice President, Chief Financial Officer), Donald A. Brennan (Chief Merchandising Officer), John M. Worthington (Chief Administrative Officer), and Peggy Eskenasi (Senior Executive Vice President). Our top officers in 2010, who we refer to as principal officers, were Messrs. Mansell, Brennan, and Worthington.

Philosophy and Objectives

The Committee believes executive compensation should be directly linked to corporate performance with the ultimate objective of increasing long-term shareholder value. The Committee’s objectives include:

•	Providing a competitive total compensation package that enables us to attract and retain key personnel;

•	Providing short-term compensation opportunities through our annual incentive program that are directly linked to corporate performance goals that drive long-term performance;

•	Providing long-term compensation opportunities through equity awards that align executive compensation with value received by our shareholders;

•	Ensuring compensation awarded to our executives is linked to our performance during the fiscal year; and

•	Promoting ownership of our stock by our executive officers in order to align the economic interests of our executive officers more closely with those of our shareholders.

These objectives are implemented by the Committee through our executive compensation program, which is comprised of three primary elements:

•	Base salary

•	Annual incentive compensation

•	Long-term compensation

The Committee has the flexibility to use these elements, along with certain benefits and perquisites, in proportions that will most effectively accomplish its objectives. For instance, the Committee may decide to realign the total compensation package to place greater emphasis on annual or long-term incentive compensation, depending on the focus of the business and the market cycle. Each of the elements of our executive compensation program is discussed in more detail below.

Risk Assessment

The Committee reviewed our compensation policies and practices, including how we set base salaries, our annual incentive programs and our long-term incentive programs. The Committee believes that our policies and practices are designed to reward individual performance that contributes to overall Company performance and the achievement of long term and short term Company goals. The amount of each type of compensation awarded to or earned by our management team is determined either solely by reference to Company-wide performance (e.g., annual incentive payments and the value of long-term incentive awards) or a combination of Company-wide performance and individual performance (e.g., base salary increases and the size and, beginning in 2011, the vesting of long-term incentive awards).

Our long-term compensation is typically paid in the form of equity and our Committee has also adopted share ownership guidelines which require our NEOs to continuously own a substantial amount of equity during their employment. Equity based long-term incentives align our executives’ long-term interests with those of our shareholders and discourage excessive risk taking intended to drive short term results at the expense of long-term shareholder value enhancement. The Committee believes our long-term compensation program motivates and rewards our executives for decisions that may not produce short-term results but will likely have a positive long-term effect, such as those related to investments in our infrastructure and increasing our market share. Our executives are not compensated for discrete decisions or actions.

Our policies and practices do not encourage and do not reward individuals for taking actions that may result in higher personal compensation, but that expose the Company to risks that are inconsistent with the Company’s strategic plan. Based on this review, the Committee concluded that there are no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on our Company.

Determining Executive Compensation

Our Committee oversees the compensation programs of our directors and officers. Those programs are administered by management in accordance with the policies developed by the Committee. Information concerning the structure, roles and responsibilities of the Committee can be found in the “Questions and Answers about our Board of Directors and Corporate Governance Matters” section of this proxy statement.

Compensation Committee Meetings

The Committee meets several times during the course of a fiscal year to review issues with respect to executive compensation matters. Prior to each meeting, the Chairman of the Compensation Committee prepares and/or approves the agenda. In the first quarter of each year, the Committee grants base salary increases and awards annual and long-term incentives based on individual and Company performance in the prior year. At this meeting, the Committee also establishes base salary increase opportunities and award opportunities under our annual and long-term incentive programs and the goals that must be achieved or the factors that will be considered in the current fiscal year to earn these increases and awards in the following fiscal year. The Chairman of the Committee may, but is not required to, invite members of management or other members of our Board of Directors to attend portions of meetings as deemed appropriate. The Chief Executive Officer and our Executive Vice President-Human Resources typically attend Committee meetings, but do not attend executive sessions unless invited by the Committee for a specific purpose. During 2010, the Committee held several executive sessions without management present to make compensation related decisions.

The Committee retains an independent outside compensation advisor. This advisor also participates in meetings as directed by the Chairman. Prior to the 2009 merger of Watson Wyatt and Towers Perrin to form Towers Watson, the Watson Wyatt firm served as the Committee’s compensation advisor. As a result of the merger, the Committee’s lead consultant left Watson Wyatt to form his own consulting firm, Ira T. Kay & Company. In the interest of continuity and efficiency, the Committee decided to retain both Ira T. Kay & Company and Towers Watson as its advisors on an interim basis through the February 23, 2010 meeting. Following that meeting, the Committee performed a comprehensive search for a new compensation advisor. Among the firms considered in this process were both Ira T. Kay & Company and Towers Watson. Upon completion of its selection process, the Committee decided to retain Steven Hall & Partners as its independent outside adviser to work at its direction and work with management as approved by the Committee.

Compensation Reports

While the Committee reviews information throughout the year, the Committee receives two principal reports during the year related to compensation levels paid to our NEOs. The first report is a tally sheet on each NEO. The second report is a benchmarking analysis for our top executives.

Tally Sheets

The Committee annually reviews tally sheets for each of our NEOs, which present a comprehensive summary of the executive’s compensation, including the following information:

1.	The total compensation paid to each executive during the prior fiscal year, including base salary, annual cash incentives, long-term incentive awards, health and welfare benefits, and perquisites;

2.	The fair market value of stock holdings, including the value of in-the-money stock option awards; and

3.	A summary of the potential severance benefits payable to the executive upon certain employment termination events.

Tally sheets provide the Committee with an overview of our compensation programs. While not used explicitly for determining compensation levels, they are useful in several other ways. Tally sheets inform the Committee about the relationship between different components of pay. They also show the Committee the level of wealth creation available and the retention value that exists from unvested equity. Finally, tally sheets provide context for decisions about compensation arrangements and the level of benefits they provide (e.g., severance benefits).

Benchmarking Analysis

The Committee considers all aspects of compensation for the NEOs and other senior officers. The Committee reviews each component of executive compensation independently and it reviews aggregate compensation levels paid to the senior officers against that paid by retail competitors in an effort to design the executive compensation program to result in a competitive pay package. In general, the Committee believes that target total direct compensation between the 50th and 75th percentiles of compensation levels paid by its retail competitors is appropriate, given the generally greater responsibilities that our executives have relative to comparable positions at other retail competitors.

The market data reviewed by the Committee consisted of newly available data from the Hay Group’s 2010 Retail Industry Survey and information prepared by Steven Hall with management’s assistance derived from publicly filed data from 2010 proxies, Forms 8-K, and Forms 4 of our peer group companies. The peer group used for the 2010 analysis was the same as last year. The group consists of:

•	Target Corporation

•	Macy’s, Inc.

•	Sears Holdings Corporation

•	J.C. Penney Company, Inc.

•	The Gap, Inc.

•	Lowe’s Companies, Inc.

•	Best Buy Co., Inc.

•	Staples, Inc.

•	The TJX Companies, Inc.

•	Nordstrom, Inc.

•	Bed, Bath & Beyond Inc.

•	Urban Outfitters, Inc.

•	Limited Brands, Inc.

The Committee believes that this peer group includes well-run companies with similar business concepts to ours and should provide a stable group of companies representing an appropriate range of revenue and market capitalization against which to compare our pay practices in the future.

We measure our performance against a subset of our peer group for purposes of annual incentive plan awards, the strategic action committee incentive program and the vesting of certain equity-based awards. This subset consists of J.C. Penney Company, Inc., Macy’s, Inc., The Gap, Inc., Target Corporation and Sears Holdings Corporation. We refer to this subset as our “core peer group.” We use the core peer group because the Committee believes in certain instances, elements of compensation should be contingent upon our performance relative to our closest competitors.

The Committee was provided with detailed information on the following components of pay:

•	Base Salaries

•	Target Annual Incentives

•	Actual Annual Incentives paid in Fiscal 2010 based on Fiscal 2009 performance

•	Target Annual Compensation

•	Long-Term Incentives

•	Target Total Compensation

At its November 2010 meeting, the Committee reviewed benchmarking data for each of the NEOs in preparation for considering 2011 compensation opportunities. This benchmarking data indicated:

•

Mr. Mansell’s total compensation, including the amortized value of the equity awards made to him at the time of his promotions to Chief Executive Officer and Chairman, is below the market median, primarily due to shortfalls in the target annual incentive and long-term incentive awards.

•

The total compensation of Messrs. Brennan, Worthington, McDonald, and Ms. Eskenasi, including the amortized value of all outstanding equity compensation awards, were also below the median, primarily due to shortfalls in long-term incentive awards.

The Committee took this information into consideration in increasing Mr. Mansell’s target annual incentive based on fiscal 2011 performance and increasing each of the NEO’s long-term incentive opportunities.

Pay-for-Performance

The Committee believes that it is important that a significant portion of our NEOs’ compensation is tied to our future performance — both on an absolute basis and relative to other companies in the retail industry — in order to maximize shareholder value creation. Accordingly, the aggregate compensation paid to our NEOs is heavily weighted towards annual and long-term incentive compensation that is based upon Kohl’s performance.

The Committee sets difficult goals that must be met in order for the NEOs to maximize their compensation:

•

Each year, the Committee sets individual performance criteria for each NEO that includes both quantitative goals, such as corporate net income and return on investment, and qualitative goals, such as leadership effectiveness and strategic planning that must be achieved for the NEOs to be eligible for various levels of base salary increases and long-term incentive awards.

•	The Committee sets goals based on the Company’s absolute performance and the Company’s performance relative to the core peer group for minimum annual incentive payouts.

•	The Committee has established corporate performance goals that must be met in order for any of the NEO’s performance-vested restricted share awards to vest.

•	Moreover, the value of any long-term incentive award is dependent upon the future performance of our stock price.

The specifics of each of these performance criteria are discussed in greater detail below.

While the compensation of our NEOs is largely driven by the Company’s performance, the individual performance of the named executive officers is regularly taken into account in varying degrees in determining their performance ratings which serve as a guideline for annual base salary increases and equity grants. Individual roles and performance are also periodically taken into account in granting compensation increases or awards that are different than or in addition to those suggested by the guidelines. For example, certain annual base salary decisions for the NEOs in fiscal 2009 and fiscal 2010 and certain equity grant decisions for Mr. Brennan, Mr. Worthington, Mr. McDonald and Ms. Eskenasi in 2009 and 2010 were based on factors other than or in addition to their performance ratings, including, among other things, promotions, new roles and responsibilities and previous compensation increases.

Performance Evaluation Process

The Committee’s primary consideration when setting compensation is the performance of our NEOs against pre-established performance objectives, which the Committee feels will increase long-term shareholder value. The Committee uses a disciplined process to assess performance. This detailed process attempts to ensure that we reward and retain top talent while aligning those executives’ interests with those of our shareholders.

Chairman, President and CEO

The factors considered by the Committee to evaluate the performance of Mr. Mansell in fiscal years 2009 and 2010 included: (i) corporate net income for the prior fiscal year, weighted 50%; (ii) corporate return on investment for the prior fiscal year (as calculated and reported in our Annual Report on Form 10-K), weighted 30%; and (iii) other qualitative criteria, including leadership and vision, long-term strategic planning, succession planning, keeping our Board of Directors informed, enhancing our diversity, and social responsibility, collectively weighted 20%. As such, 80% of Mr. Mansell’s evaluation is and has been tied directly to our corporate performance, subject to adjustment where the Committee deems appropriate.

The Committee awards Mr. Mansell points in the three categories described above based upon corporate performance and his individual performance with respect to the qualitative criteria. Depending on the total points awarded, Mr. Mansell may receive one of the following ratings: (1) unsatisfactory, (2) inconsistent, (3) satisfactory, (4) effective, (5) highly effective, or (6) outstanding. The total points awarded to Mr. Mansell equals the sum of the points awarded based on actual performance relative to the two quantitative corporate performance objectives and the Committee’s subjective assessment of Mr. Mansell’s performance relative to the qualitative individual performance criteria. The maximum number of points that can be awarded with respect to each performance objective is based on the weighting of that performance objective. The performance rating is based on a six point system. For each performance objective, there are six categories of performance corresponding to the six ratings above, where an “unsatisfactory” rating would earn zero points and a rating of “outstanding” would earn up to six points. Therefore, achievement of the net income goal, which was weighted at 50% for the 2009 review, may result in an award of up to three points. Similarly, achievement of the return on investment goal, which was weighted at 30%, may result in an award of up to 1.8 points. Within each category, there is a range of performance and a range of points that can be awarded.

For the qualitative performance criteria, no numerical targets are established and Mr. Mansell’s actual performance is assessed with respect to the criteria as a whole. The level of Mr. Mansell’s actual performance with respect to the criteria is based on the Committee’s subjective review of Mr. Mansell’s performance. This subjective review was based on the deliberations of the Board of Directors with respect to Mr. Mansell’s performance that occurred throughout the prior year and in which each of the Committee members participated. The Committee did not attempt to identify specific contributions or achievements in making this assessment, but instead made its determination based on the totality of these deliberations and the related information considered in connection with those deliberations, and the judgment of individual members of the Committee may have been influenced to a greater or lesser degree by different aspects of these deliberations or information.

For fiscal years prior to 2011, if after totaling all of Mr. Mansell’s evaluation points he received a rating of “unsatisfactory,” he would not have received a base salary increase or long-term incentive grant. In order to have been eligible to receive the threshold base salary increase or threshold long-term incentive award indicated by the guidelines described below, (a) Mr. Mansell must have achieved the threshold evaluation score in the “inconsistent” range, and (b) the Company’s performance must have beaten our peer performance index as described below in the section discussing our annual incentive compensation. In order to have been eligible to have received the maximum base salary increase or maximum stock option award indicated by the guidelines described below, Mr. Mansell must have achieved the maximum evaluation score in the “outstanding” range.

Beginning with fiscal 2011, Mr. Mansell will not receive a long-term incentive grant if he does not receive a rating of at least “satisfactory”. As with prior years, Mr. Mansell will be eligible to receive the threshold base salary increase indicated by the guidelines below if he achieves an evaluation score in the “inconsistent” range and the Company’s performance exceeds our peer performance index.

In February 2009, the Committee established the corporate performance objectives in the following ranges for fiscal 2009 that were used in February 2010 to evaluate Mr. Mansell:

Performance Objective	Threshold (Inconsistent)		Maximum (Outstanding)
Net Income (in millions)	<$	620.0	> $	810.0
Return on Investment		<13.7%		> 15.9%
Company Exceeds Peer Performance Index		Yes		N/A

The Company’s net income performance was $991 million, which exceeded the requirements to earn an “outstanding” rating. Similarly, the Company’s ROI performance was 17.66%, which was also higher than the requirement to earn an “outstanding” rating. Regarding the qualitative criteria, the Committee concluded Mr. Mansell had earned an “effective” rating. In total, Mr. Mansell, therefore, earned a rating of “outstanding” for fiscal 2009.

In February 2010, the Committee established the corporate performance objectives in the following ranges for fiscal 2010 that were used in February 2011 to evaluate Mr. Mansell:

Performance Objective	Threshold (Inconsistent)		Maximum (Outstanding)
Net Income (in millions)	<$	940.0	> $	1,050.0
Return on Investment		<16.8%		> 17.92%
Company Exceeds Peer Performance Index		Yes		N/A

The Company’s net income performance was $1,114 million which exceeded the requirements to earn an “outstanding” rating. ROI performance was 18.65% which was also exceeded the requirements for an “outstanding” rating. The Committee again assessed Mr. Mansell’s performance on the qualitative criteria as falling within the “effective” range. Overall, Mr. Mansell earned a rating of “outstanding” for fiscal 2010.

Other NEOs

The Committee approves the general performance objectives and the relative weighting of each of these objectives for Kohl’s most senior officers. The Committee delegates to Mr. Mansell the authority to establish the performance criteria underlying each of the factors, which are generally expected to align with the Company’s financial plan for that year. While preliminary quantitative guidelines are presented to the Committee at the beginning of the fiscal year when it approves the performance measures and their weightings, the Committee has granted to Mr. Mansell the authority to modify these guidelines in his discretion, subject to the Committee’s review of the performance ratings assigned to each of these individuals at the end of the fiscal year. The Committee also delegates to Mr. Mansell the authority to assess the performance of Messrs. Brennan, Worthington, McDonald, and Ms. Eskenasi at the end of the fiscal year in accordance with the methodology approved by the Committee.

In February 2009 and February 2010, performance objectives were established for Messrs. Brennan, Worthington and McDonald, and Ms. Eskenasi. The objectives and relative weightings for both years for each of the executives were the same for both years and were as follows:

Performance Objective	Mr. Brennan	Mr. Worthington	Mr. McDonald	Ms. Eskenasi
Sales Variance to Plan	30%	30%	—	—
Financial Management	25%,	25%	85%	—
Leadership and Effectiveness	25%	25%	—	—
Long- Term Strategic Planning	20%	20%	—	—
Product Development Initiatives	—	—	—	85%
Managerial Effectiveness	—	—	15%	15%

The basis for each performance objective is described in the following table:

Performance Objective	Brennan	Worthington	McDonald	Eskenasi
Sales Variance to Plan	* Percentage increase or decrease in Sales compared to plan, as adjusted from time to time throughout the year.	* Percentage increase or decrease in Sales compared to plan, as adjusted from time to time throughout the year.	—	—
Financial Management	* Inventory performance * Gross margin generated	* Store payroll expenses, * Customer service, and * Inventory shrinkage	* SG&A expenses, * Return On Investment, * Profitability of the Company’s credit business,	—
Leadership and Effectiveness	* Effective succession plan *Performance on strategic action committees	* Effective succession plan *Performance on strategic action committees	—	—
Product Development Initiatives	—	—	—	*Sales performance *Gross Margin *Inventory performance *Initial Mark Up
Long- Term Strategic Planning	* Subjective review of role in leading the ongoing development and the effective execution of the Company’s long-term strategic plan	* Subjective review of role in leading the ongoing development and the effective execution of the Company’s long-term strategic plan	—	—
Managerial Effectiveness	—	—	* Subjective review of the executives’ management performance	* Subjective review of the executives’ management performance

The performance rating for each of the above NEOs is based on the same six category performance scale used to rate Mr. Mansell’s performance for fiscal 2009 and fiscal 2010. The ratings received by each NEO based on overall performance in fiscal 2009 and fiscal 2010 was “highly effective”.

Regarding Mr. Brennan’s fiscal 2009 performance, the sales performance, gross margin performance, and inventory performance all exceeded the requirements for an “outstanding” rating. Mr. Mansell rated Mr. Brennan as “effective” on the qualitative criteria. For fiscal 2010, Mr. Brennan earned a “highly effective” rating on sales, an “outstanding” on gross margin, and a “satisfactory” on inventory performance. Mr. Mansell rated him as “effective” for leadership and effectiveness and “highly effective” for long-term strategic planning.

Regarding Mr. Worthington’s fiscal 2009 performance, the sales performance exceeded the requirements for an outstanding rating. Payroll expense, customer service score, and inventory shrinkage were all in the “highly effective” ranges. Like Mr. Brennan, Mr. Mansell rated Mr. Worthington as “effective” for leadership and effectiveness, and long-term strategic planning. For fiscal 2010, Mr. Worthington earned a “highly effective” for sales performance, an “outstanding” on payroll expense, and “satisfactory” on both the customer service scores and inventory shrinkage. Mr. Mansell rated Mr. Worthington as “effective” for leadership and effectiveness and “highly effective” on long-term strategic planning.

Regarding Mr. McDonald’s fiscal 2009 performance, Mr. McDonald’s financial management and managerial effectiveness performance were in the “highly effective” ranges. For 2010, Mr. McDonald again received “highly effective” ratings for both financial management and managerial effectiveness.

Regarding Ms. Eskenasi’s fiscal 2009 performance, Ms. Eskenasi’s product development initiatives performance was in the “highly effective” range and her managerial effectiveness was in the “effective” range. For 2010, Ms. Eskenasi earned “highly effective” ratings for both product development initiatives and managerial effectiveness.

Elements of Executive Compensation

As described earlier, the aggregate compensation paid to our senior officers is comprised of three primary components each of which is directly linked to Company performance: base salary, annual incentive compensation, and long-term compensation. The amount of each of these compensation components is determined based largely upon corporate performance against pre-established performance goals. Additionally, individual performance factors are included in the analysis to ensure we attract and retain our executive officers as well as align their interests with the interests of our shareholders.

The Committee believes it is important that a significant portion of our NEOs’ compensation be tied to our future performance in order to maximize shareholder value creation. Accordingly, aggregate compensation paid to our NEOs is heavily weighted towards annual incentive and long-term compensation, both of which are “at risk” if we do not achieve our financial and strategic objectives. Additionally, our NEOs’ base salary increases are determined based in large part on Company performance. This strategy reflects the Committee’s pay-for-performance philosophy.

Base Salary

Base salaries provide our NEOs with a regular source of income to compensate them for their day-to-day efforts in managing our Company. Base salaries vary depending on the executive’s experience, responsibilities, the importance of the position to the Company, and/or changes in the competitive marketplace. The Committee reviews and adjusts base salaries annually at the beginning of the fiscal year. Any increases in base salary for our NEOs are based heavily on corporate performance, although individual performance is also taken into account. The Committee has the right, however, to deviate from those guidelines in order to address other factors, including the officer’s responsibilities and experience, competitive market data for that officer’s position and retention concerns. In making adjustments, the Committee reviews the NEOs’ performance rating, and then, taking these ratings into consideration, makes a determination regarding the NEOs’ base salary increases. At the same meeting, the Committee sets guidelines for base salary increases to take effect in the following fiscal year based on corporate and individual performance in the current fiscal year.

Committee Decisions and Analysis

Fiscal 2010 Actions

In February 2009 and February 2010, the Committee established the following range of base salary increases as a guideline for increases that could be awarded in fiscal 2010 based on corporate and individual performance in fiscal 2009:

	Threshold (Inconsistent)	Maximum (Outstanding)
Base Salary Increase	0-1.5%	8.0-9.0%

At its February 2010 meeting, the Committee considered various actions related to the base salaries of our NEOs. The Committee reviewed each NEO’s fiscal 2009 performance. Although Mr. Mansell achieved an “Outstanding” performance review rating for the year, the Committee decided not to increase his salary or award him a lump sum payment in lieu of an increase because his salary was recently adjusted in conjunction with his promotion to Chairman. Messrs. Brennan, Worthington, McDonald, and Ms. Eskenasi were all awarded lump sum payments in lieu of salary increases based upon their 2009 performance. Each executive received a performance review rating of “Highly Effective” and was eligible for a base salary merit increase of 6% to 7%, based upon the guidelines established in February 2009. However, as it did with respect to merit increases in fiscal 2009, the Committee elected to award a lesser percentage, and all four executives were awarded a lump sum payment of 5% of their respective salaries in lieu of a salary adjustment.

In connection with their promotions on December 1, 2010, the Compensation Committee reviewed the base salaries of Messrs. Brennan, Worthington and McDonald and Ms. Eskenasi. After considering benchmarking data, internal pay equity considerations, and the desire to retain these executives for long-term as the top leaders of this Company, the Committee approved the following adjustments: (1) Messrs. Brennan and Worthington’s base salaries were increased from $850,000 to $900,000 each, (2) Mr. McDonald’s base salary was increased from $740,600 to $800,000, and (3) Ms. Eskenasi’s base salary was increased from $754,000 to $800,000. The Committee felt these base salaries achieved their objectives, and therefore, these executive’s base salaries would not be reviewed again until 2012. Mr. Mansell did not receive a lump sum payment related to his base salary or an increase to his base salary in fiscal 2010.

Fiscal 2011 Actions

In February 2011, the Committee altered the established ranges of base salary increases used as a guideline for increases that could be awarded to Messrs. Mansell, Brennan, Worthington, and McDonald and Ms. Eskenasi in fiscal 2011 based on corporate and individual performance in fiscal 2010. The Committee decided to more closely align any future adjustments with the percentage adjustments budgeted for the remainder of the Company’s management team. To accomplish this objective, the Committee now ties the opportunity to the overall merit increase budget for the Company. The table below lays out the increase opportunities as a percent of the merit budget:

	Threshold (Inconsistent)	Target (Effective)	Maximum (Outstanding)
Base Salary Increase as a Percentage of the Budgeted % Increase for all Company Management	25%	75%	133%

For example, if the overall merit increase budget targets a 2% increase on average for management associates and an NEO receives an “effective” rating, the highest increase that NEO would be eligible for would be a 1.5% increase to his or her base salary, which is 75% of the 2% corporate average.

At its February 2011 meeting, the Committee considered various actions related to the base salaries of our NEOs. The Committee reviewed each NEO’s fiscal 2010 performance. While each NEO’s performance made them eligible for a base salary increase, the Committee did not increase any of their base salaries due to the salary increases received by Messrs. Brennan, Worthington, McDonald, and Ms. Eskenasi in December 2010 and also because the Committee believes that all of the NEOs base salaries, including Mr. Mansell’s, are generally market competitive.

Annual Incentive Compensation

Annual incentive compensation is a key component of the Committee’s pay-for-performance strategy. All five of our NEOs have annual incentive payment opportunities pursuant to our Annual Incentive Plan, formerly known as our Executive Bonus Plan. Messrs. Brennan, Worthington and McDonald, and Ms. Eskenasi also participate in our Strategic Action Committee Incentive Program.

Annual Incentive Plan

The purpose of the Annual Incentive Plan is to provide eligible executives, including the NEOs, with a financial incentive that encourages them to perform in a manner which will enable Kohl’s to meet or exceed its profitability plans each fiscal year. Over 2,000 of our management associates participate in this Plan. In order for bonuses to be granted under the Plan, Kohl’s performance for a fiscal year must equal or exceed net income goals established by the Committee at the beginning of the year. The Committee directly ties such awards to performance tiers based on our net income above certain income levels and to the peer performance index below certain income levels, providing incentives to our executives to maximize shareholder value. These bonus tiers reflect our financial goals and strategic plan for the fiscal year. Target performance levels are intended to be reasonably attainable, taking into account market conditions and industry trends. The Committee considers the top tier a significant, meaningful, and realistic challenge to the management team to increase our earnings. The threshold tier requires we achieve a level of earnings growth that is minimally acceptable, but more likely to be attained based on our business plans. Following certification by the Committee of the Company’s year-end results, Annual Incentive Plan participants are granted a bonus based on a percentage of their base pay. The earned percentage is based on their level within the organization.

Strategic Action Committee Incentive Program

Due to the importance of the objectives of our two strategic action committees, the Regional Assortment Committee and the Store Experience Committee, the Committee established a Strategic Action Committee Incentive Program to emphasize the importance of their initiatives. Under this program, our NEOs, except Mr. Mansell, were eligible to receive an additional incentive payment following fiscal years 2008 through 2010. These payments were based upon the achievement of certain performance targets tied to the officers’ work on one of these two committees. Mr. Brennan chairs the Regional Assortment Committee. Mr. Worthington chairs the Store Experience Committee. Mr. McDonald serves on the Store Experience Committee and Ms. Eskenasi serves on the Regional Assortment Committee. In order for the incentive to be awarded to a participant in the program, Kohl’s performance must have exceeded the peer performance index and the committee on which the participant serves must have achieved its respective goal, as described below. The Strategic Action Committee Incentive Program was discontinued following fiscal 2010 because significant progress had been made on their strategic initiatives and further incentives are no longer needed to drive performance.

Committee Decisions and Analysis

Fiscal 2010 Actions

Annual Incentive Plan

While awards granted pursuant to our Annual Incentive Plan are largely driven by achievement of net income goals, beginning in fiscal 2008, the Committee added relative performance goals. Under the relative performance component of the Annual Incentive Plan, our NEOs were eligible to receive a bonus for net income performance below the threshold tier if our blended growth in total sales, comparable store sales growth and operating margin, exceeds the blended performance of the core peer group based on the same factors. The net income objectives and corresponding annual incentive opportunities for fiscal 2009 were as follows:

	Peer Performance Index Tier		Threshold Tier	Target Tier	Top Tier
Net Income Goal (in millions)	Below $	620 (1)	$620	$720	$840
Award Opportunity (as a percent of base salary):
CEO and Chairman		30%	50%	90%	200%
Sr. EVPs		10%	25%	65%	175%
Mr. McDonald & Ms. Eskenasi		10%	25%	55%	100%

(1)	Assumes Kohl’s performance exceeded that of the peer performance index.

As previously noted, Kohl’s performance in fiscal 2009 substantially exceeded both internal and external expectations. Our net income in fiscal 2009 was $991 million. As this exceeded the previously-established top tier for incentive plan payouts, the NEOs each received maximum bonuses under the Annual Incentive Plan — the first payment made to the NEOs under this Plan since 2007. Our performance in fiscal 2009 also exceeded the average performance of our core peer group. This did not, however, affect annual incentive plan payouts.

Mr. Mansell’s base salary was $1,300,000 resulting in an annual incentive plan payout of 200% of this amount, or $2,600,000. Mr. Brennan’s base salary was $850,000 resulting in an annual incentive plan payout of 175% of this amount, or $1,487,500. Mr. Worthington’s base salary was $850,000 resulting in an annual incentive plan payout of 175% of this amount, or $1,487,500. Mr. McDonald’s base salary was $740,600 resulting in an annual incentive plan payout of 100% of this amount, or $740,600. Ms. Eskenasi’s base salary was $754,000 resulting in an annual incentive plan payout of 100% of this amount, or $754,000.

The Committee continued to use the peer performance index as part of the annual incentive plan for 2010. The Committee raised the level of net income performance required for a threshold bonus payout in fiscal 2010 to a level that is above the net income performance required for a maximum payout in fiscal 2009. The Committee also decided to raise the level of net income performance required for Mr. Mansell to receive a maximum payout above the level required for the other NEOs because of his increased maximum bonus payout opportunity. However, the threshold and target net income hurdles remained the same as other NEOs. Historically, Kohl’s bonus program has been a set of tiers without a pre-defined target tier. At its February and March meetings in 2010, the Committee decided to define one of the middle tiers as targets. The result is that our target bonus appears to have increased. However, the change is a clarification on methodology rather than a pay opportunity increase.

The net income objectives and corresponding annual incentive opportunities for fiscal 2010 were as follows:

	Peer Performance Index Tier			Threshold Tier	Target Tier	Top Tier
Chairman and CEO Net Income Goal (in millions)	Below $	940	(1)	$940	$1,000	$1,100
Other NEO Net Income Goal (in millions)	Below $	940	(1)	$940	$1,000	$1,080
Award Opportunity (as a percent of base salary):
CEO and Chairman		30%		50%	110%	200%
Other NEOs		20%		40%	100%	175%

(1)	Assumes Kohl’s performance exceeded that of the peer performance index.

Strategic Action Committee Incentive Program

During fiscal 2008, the Committee established the Strategic Action Committee incentive program. In February 2009, the Committee approved the 2009 performance targets for both the Regional Assortment

Committee and the Store Experience Committee under this program. The Regional Assortment Committee’s performance targets were related to our comparable store sales in hot and warm climate markets in relation to comparable store sales in cold climate markets. The Store Experience Committee’s performance targets were related to year-over-year improvements in our Customer Service Scorecard scores. Each committee has various levels of performance targets, with corresponding payouts ranging from 5 percent to 10 percent of the executive’s base salary. In addition, if we achieve our sales plan for the year, the payouts are enhanced to a range of 8 percent to 12 percent, depending on the performance level achieved. In order for any incentive payment to be paid out, Kohl’s performance, as measured by our growth in total sales, comparable store sales growth and operating margin must exceed the blended performance of the companies within our core peer group. The specific targets and associated payouts for 2009 were:

	Inconsistent (Threshold)	Effective (Target)	Outstanding (Maximum)
Hot & Warm Market Comparable Store Sales (Variance to Cold Markets)	<2%	3%	5%

Customer Service Score Improvement Over Last Year	<3%	5%	9%

Incentive Payment as Percentage of Base Salary (Sales Plan Met)	0%	10%	12%

Incentive Payment as Percentage of Base Salary (Sales Plan Not Met)	0%	8%	10%

Our comparable store sales performance in hot and warm climate markets was 3.4% better than such sales performance in cold climate markets in fiscal 2009. Our fiscal 2009 Customer Service survey scores were 7.1% higher than those from fiscal 2008. Additionally, Kohl’s achieved its sales plan for the year. Based on these results, the Committee determined that all Strategic Action Committee Incentive Program participants, including Messrs. Brennan, McDonald and Worthington and Ms. Eskenasi, had earned an incentive payment equal to 10%, 12%, 12%, 10% of their respective base salaries (Mr. Mansell did not participate in the strategic action committee incentive program in fiscal 2009).

At its February 2010 meeting, the Committee established new targets for both the Strategic Action Committee and the Regional Assortment Committee. Given the strong performance in fiscal 2010 and difficult targets, the Committee decided to increase the maximum incentive payout to encourage even stronger effort to achieve these difficult targets. While the targets are lower percentage improvements on an absolute basis, they are more difficult to achieve because of the progress the Company has already made on improving these scores. The specific targets and associated payouts for 2010 were:

	Inconsistent (Threshold)	Effective (Target)	Outstanding (Maximum)
Hot & Warm Market Comparable Store Sales (Variance to Cold Markets)	<1%	2%	4%

Customer Service Score Improvement Over Last Year	<3%	4%	6%

Incentive Payment as Percentage of Base Salary (Sales Plan Met)	0%	10%	14%

Incentive Payment as Percentage of Base Salary (Sales Plan Not Met)	0%	8%	12%

Fiscal 2011 Actions

Annual Incentive Plan

As previously noted, Kohl’s performance in fiscal 2010 exceeded both internal and external expectations. Our net income in fiscal 2010 was $1,114 million. As this exceeded the previously-established top tier for incentive plan payouts, the NEOs each received maximum bonuses under the Annual Incentive Plan — the second payment made to the NEOs under this Plan since 2007. Our performance in fiscal 2010 also exceeded the peer performance index. This did not, however, affect annual incentive plan payouts.

The Committee followed the same methodology as fiscal 2010 in setting the Annual Incentive Plan opportunities for 2011. However, after considering benchmarking data over the last few years, the Committee decided to raise Mr. Mansell’s target bonus opportunity to 150 percent of base salary from 110 percent of base to make his bonus opportunity more market competitive; however, his maximum bonus opportunity remains at 200 percent of base salary.

Strategic Action Committee Incentive Program

Our comparable store sales performance in hot and warm climate markets was .7% higher than such sales performance in cold climate markets in fiscal 2010. Our Customer Service survey scores from fiscal 2010 were 3.3% higher than those from fiscal 2009. Additionally, Kohl’s achieved its sales plan for the year. Based on these results, the Committee determined the Regional Assortment Committee did not earn a payout, but the Store Experience Committee did earn the minimum payout of 8%. Therefore, Messrs. McDonald and Worthington earned an incentive payment equal to 8% of their respective base salaries, and Mr. Brennan and Ms. Eskenasi did not earn a payout (Mr. Mansell did not participate in the strategic action committee incentive program).

As noted above, the Committee decided to discontinue the strategic action committee incentive program after fiscal 2010 because significant progress had been made on those strategic initiatives and further incentives are no longer needed to drive performance.

Long-Term Compensation

The Committee grants long-term compensation awards to our NEOs under our 2003 Long-Term Compensation Plan (and under our 2010 Long-Term Compensation Plan beginning in May 2010) to reward past performance, create an incentive for future performance, and create a retention incentive. Under these plans, the Committee has the flexibility to choose between a number of forms of long-term compensation, including stock options, stock appreciation rights, stock awards, performance units, performance shares, or other incentive awards. Historically, the Committee has primarily used stock options. Since 2007, our non-principal senior officers, were given the option of having up to 50% of their annual long-term compensation awards granted in the form of restricted stock. Beginning in 2010, our non-principal senior officers were given the option to receive any blend, in 25% increments, of their annual long-term compensation awards in the form of restricted stock and stock options. Beginning in 2011, our NEOs will receive 50 percent of their annual long-term compensation awards in the form of stock options and 50 percent in the form of restricted stock. On a quarterly basis, the Committee reviews our share overhang (the stock options outstanding, plus remaining stock options that may be granted, as a percentage of our total outstanding shares) and our run rate (the number of stock options granted each year as a percentage of our total outstanding shares) to monitor how our share pool is being utilized.

The Committee determines the amount of annual long-term incentive awards to be awarded to our principal officers using the same methodology that it uses for awarding base salary increases. The points received by the officer in each category are totaled and used to determine the size of the annual long-term incentive award pursuant to pre-determined guidelines. The Committee retains the right, however, to deviate from those guidelines where appropriate.

Committee Decision and Analysis

Fiscal 2010 Actions

In February 2009, the Committee established the following range of stock option grants as a guideline for grants that could be awarded to the principal officers in fiscal 2010 based on corporate and individual performance in fiscal 2009, as was discussed in the performance evaluation process section:

	Inconsistent	Outstanding
Chief Executive Officer and Chairman	14,300	143,000
Other Principal Officers	8,000	80,400

The Committee established a range of stock option grants between 2,000 options and 25,500 options as a guideline for grants that could be awarded to Mr. McDonald and Ms. Eskenasi in fiscal 2010 based on individual performance in fiscal 2009. In August 2009, the Committee adopted a new methodology for calculating the size of long-term incentive awards to executives, with the exception of the principal officers. This new methodology is based upon targeted dollar values of the equity award as opposed to a targeted number of option shares. The performance requirements for Mr. McDonald and Ms. Eskenasi to receive equity awards did not change. At threshold, which was increased to a “satisfactory” rating, they are eligible to receive an equity grant with a value equal to 40% of their base salaries. At target, they are eligible to receive an equity grant with a value equal to 80% of their base salaries. At maximum, they are eligible to receive an equity grant with a value equal to 120% of their base salaries. These changes were made to improve the competitiveness of our long-term incentive program, increase our return on investment for this program, and provide a more direct connection between pay and performance.

At its February 2010 meeting, the Committee reviewed our NEOs’ performance using the same criteria discussed in the performance evaluation process section. Using that criteria, Mr. Mansell received a rating of “Outstanding” entitling him to a stock option grant of up to 143,000 options. After evaluating his performance, the Committee awarded Mr. Mansell 130,000 options because his performance was not at the absolute maximum of what could have been achieved. Messrs. Brennan and Worthington each earned “Highly Effective” ratings and were awarded 64,300 options each. Mr. McDonald and Ms. Eskenasi also received “Highly Effective” ratings and received a grant equal to 100% of their respective base salaries.

Also at its February 2010 meeting, the Committee adopted certain changes to our principal officers’ long-term incentive program to be effective for grants made in 2011 based on their performance reviews for 2010. These changes were adopted after taking into consideration the benchmarking analysis described above and the recommendations of the Committee’s compensation consultant:

•

The size of long-term equity incentive awards would no longer be calculated based upon fixed numbers of shares for various performance ratings, but would instead be based upon a targeted award value, with the 2011 target for an “Effective” performance rating being set to approximate the market median value for long-term incentives reflected in the benchmarking analysis described above after making adjustments for special awards;

•	The executives could receive a maximum award with a value of 200% of the target value for achievement of an “Outstanding” performance rating;

•	These long-term equity incentives would no longer be awarded solely in the form of stock options, but as 50% stock options and 50% performance-vested restricted shares;

•

In addition to time-based vesting requirements, vesting of the performance-vested restricted shares would be contingent upon Kohl’s beating its peer performance index for the fiscal year ending prior to either the first or second anniversary of the grant date.

The following table illustrates the long-term incentive program award opportunities for 2010 performance:

	Grant Date Dollar Value of Award (in thousands)
	Satisfactory (Threshold)	Effective (Target)	Outstanding (Maximum)
Chief Executive Officer and Chairman	$700	$2,800	$5,600
Other Principal Officers	$375	$1,500	$3,000

Fiscal 2011 Actions

In recognition of their December 2010 promotions and to provide a further retention incentive, the Committee awarded Messrs. Brennan, Worthington, McDonald, and Ms. Eskenasi career shares on March 1, 2011. Messrs. Brennan and Worthington each received 112,613 shares that vest in five equal installments on the first through fifth anniversaries of the grant date, provided the Company achieves an adjusted net income of $1.0 billion or more in either of the Company’s 2011 or 2012 fiscal years. Mr. McDonald and Ms. Eskenasi each received 56,306 shares that vest in three equal installments on the third, fourth, and fifth anniversaries of the grant date. Vesting of these shares is also conditioned upon the Company achieving an adjusted net income of $1.0 billion or more in either of the Company’s 2011 or 2012 fiscal years.

At its February 2011 meeting, the Committee reviewed and approved a proposal from its outside advisor regarding the annual long-term incentive opportunities for our NEOs. The advisor made recommendations based on market data to adjust the annual long-term incentive program. Based on the advisor’s recommendations and its own deliberations, the Committee made the following structural changes to the long-term incentive program:

•

Mr. McDonald and Ms. Eskenasi as Senior Executive Vice Presidents and NEOs would be eligible for an annual long-term incentive substantially similar to those that will be awarded to our principal officers, as discussed above in “Fiscal 2010 Actions.” Namely:

•

The size of long-term equity incentive awards would be based upon a targeted award value, with the 2011 target for an “Effective” performance rating being set to approximate the market median value for long-term incentives reflected in the benchmarking analysis described above after making adjustments for special awards;

•	The executives could receive a maximum award with a value of 200% of the target value for achievement of an “Outstanding” performance rating;

•	These long-term equity incentives would be awarded in the form of 50% stock options and 50% performance-vested restricted shares;

•

In addition to time-based vesting requirements, vesting of the performance-vested restricted shares would be contingent upon Kohl’s beating its peer performance index for the fiscal year ending prior to either the first or second anniversary of the grant date.

•	Messrs. Brennan and Worthington’s target long term incentive award opportunity was increased by $250,000 from $1.5 million to $1.75 million.

•	NEOs would no longer be eligible for an equity grant below a “satisfactory” rating to align our NEOs with the rest of the Company.

The following table illustrates the long-term incentive program award opportunities for fiscal 2011, based on 2010 performance:

	Grant Date Dollar Value of Award (in thousands)
	Satisfactory (Threshold)	Effective (Target)	Outstanding (Maximum)
Chief Executive Officer and Chairman	$1,400	$2,800	$5,600
Other Principal Officers	$875	$1,750	$3,000
Sr. Executive Vice Presidents	$500	$1,000	$2,000

Based on their fiscal 2010 performance, as discussed above, Mr. Mansell will be eligible to receive an equity grant of $5.6 million, Messrs. Brennan and Worthington will each be eligible for equity grants of $2.625 million, and Mr. McDonald and Ms. Eskenasi will each be eligible for a grant of $1.5 million. These awards vest evenly over 5 years and are split evenly between stock options and performance-vested restricted shares. Vesting of the performance-vested restricted shares is also contingent upon the Company’s performance exceeding the peer performance index in either fiscal 2011 or 2012. These grants are expected to be made on March 28, 2011.

Perquisites

We provide our NEOs with certain perquisites in order to provide a competitive total rewards package that supports retention of key talent. These include automobile expense reimbursement, with no fixed limit; personal financial advisory services having a value of up to $3,500 and tax-related advisory services with no fixed limit; a supplemental health care plan, covering up to $50,000 for medical expenses not covered by insurance; and supplemental Company-paid life and disability insurance coverage. Mr. Mansell has been permitted to use the Company’s aircraft for personal flights as well as business flights. This benefit increases the efficiency of Mr. Mansell’s travel. We believe these perquisites are reasonable based upon the relatively small expense in relation to both executive pay and our total benefit expenditures. Details regarding these benefits are disclosed in the Summary Compensation Table and the accompanying schedule elsewhere in this proxy statement.

Deferred Compensation

We maintain non-qualified deferred compensation plans for approximately 300 of our executives, including our NEOs. Details regarding the contributions and benefits of these non-qualified plans are disclosed in the Non-Qualified Deferred Compensation table and the accompanying narrative contained elsewhere in this proxy statement.

Stock Ownership and Stock Sale Guidelines

The Committee believes that executive stock ownership is important to align the interests of our executives with those of our shareholders. At its February 2011 meeting, the Committee reviewed and revised its stock ownership and stock sale guidelines. Mr. Mansell is now required to maintain ownership equal to five times his base salary. Other principal officers and Senior Executive Vice Presidents are required to maintain Kohl’s stock ownership that is equal to three times their base salary. Executive Vice Presidents are required to maintain stock ownership that is equal to their base salary. Each executive has five years from the time the executive becomes subject to the particular requirement to comply. For the purposes of calculating stock ownership, the Committee will not consider vested or unvested stock options, but will consider shares of Kohl’s common stock owned outright, shares held in employee benefit accounts, and unvested restricted stock.

The guidelines adopted by the Committee also prohibit our NEO’s from selling more than 20% of their vested stock options and shares of Kohl’s common stock owned outright in any one fiscal year.

From time to time, our principal officers will engage in sales of Kohl’s common stock in accordance with our executive stock ownership guidelines. These sales may be accomplished pursuant to SEC Rule 144 during our scheduled insider trading window periods or pursuant to pre-arranged trading plans adopted in accordance with Rule 10b5-1 of the Exchange Act. Compliance with our executive stock sale guidelines is monitored by the Committee and exceptions are granted by the Committee only in extraordinary circumstances.

Our executives and directors are also prohibited from entering into transactions designed to result in a financial benefit if our stock price declines, or any hedging transaction involving our securities, including but not limited to the use of financial derivatives such as puts and calls, short sales or any similar transactions.

Other Material Tax and Accounting Implications of the Program

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 for any fiscal year paid to a company’s Chief Executive Officer and three most highly compensated executive officers in service as of the end of any fiscal year (other than the Chief Executive Officer and Chief Financial Officer). However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee does not have a policy requiring aggregate compensation to meet the requirements for deductibility under Section 162(m). Where compensation is awarded in excess of the limits established by Section 162(m), the Committee encourages, but does not require, deferral of such excess amounts by the officer.

Employment Agreements

We have entered into employment agreements with each of our NEOs.

Our employment agreements with our NEOs contain substantially similar terms described elsewhere in these proxy materials that reflect current trends in the marketplace. These agreements do not include any provisions for tax gross-up payments.

In connection with their promotions, we entered into employment agreements with Ms. Eskenasi and Mr. McDonald which replaced their prior agreements. The new agreements have terms substantially consistent with our employment agreements with Messrs. Brennan and Worthington.

The Committee believes that employment agreements are important to both our executives and to us in that the executive benefits from clarity of the terms of his or her employment, as well as protection from wrongful termination, while we benefit from nondisclosure and non-competition protection, enhancing our ability to retain the services of our executives. The Committee periodically reviews the terms of the employment agreements and amends them as necessary to remain competitive and to carry out its objectives. Details of the terms of the specific employment agreements are discussed below.

SUMMARY COMPENSATION TABLE

The table below summarizes information concerning compensation for fiscal 2010 of those persons who were at January 29, 2011: (i) our Chief Executive Officer, (ii) our Chief Financial Officer and (iii) our three other most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)(5)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-qualified Deferred Compen- sation Earnings ($)(3)	All Other Compen- sation ($)(4)	Total ($)
Kevin Mansell	2010	$1,300,000		—	—	$2,530,476	$2,600,000	—	$223,193	$6,653,669
Chairman, President, Chief Executive Officer	2009	1,212,500		—	$4,161,487	853,625	2,600,000	—	210,350	9,037,962
	2008	1,067,500		—	5,007,000	5,416,570	—	—	146,979	11,638,049

Donald A. Brennan	2010	$900,833		—	—	$1,251,612	$1,575,000	—	$84,499	$3,811,944
Chief Merchandising Officer	2009	837,031		—	$850,001	1,169,466	1,572,500	—	94,799	4,523,797
	2008	765,667		—	—	764,379	—	—	86,097	1,616,143

John Worthington	2010	$900,833		—	—	$1,251,612	$1,647,000	—	$91,639	$3,891,084
Chief Administrative Officer	2009	830,903		—	$850,001	1,169,466	1,589,500	—	100,581	4,540,451
	2008	714,583		—	—	764,379	—	—	95,821	1,574,783

Wesley McDonald	2010	$787,530		—	$740,617	—	$1,464,000	—	$93,615	$3,085,762
Sr. Executive Vice President, Chief Financial Officer	2009 2008	751,700 737,000	(7)	— —	883,514 114,731	175,847 126,477	829,472 —	— —	58,511 57,920	2,699,044 1,036,128

Peggy Eskenasi	2010	$799,367		—	$753,995	—	$1,400,000	—	$92,141	$3,045,503
Sr. Executive Vice President, Product Development

(1)

The amounts shown represent the aggregate grant date fair value for awards granted in 2010, 2009 and 2008, computed in accordance with FASB ASC Topic 718 (formerly FAS 123(R)). For a discussion of the valuation assumptions used, see Note 7 to our fiscal 2010 audited financial statements included in our Annual Report on Form 10-K.

(2)

The amounts shown represent incentive payments awarded under our Annual Incentive Plan based on our performance during fiscal 2010, but actually paid during fiscal 2011. Included in these totals were incentive payments awarded under our Strategic Action Committee Incentive Program as follows: Mr. Brennan, $0; Mr. Worthington, $72,000; Mr. McDonald, $64,000; and Ms. Eskenasi, $0.

(3)	We have no defined benefit or actuarial pension plans. All earnings in our nonqualified deferred compensation plan are at market values and are therefore omitted from the table.
(4)	A detailed breakdown of “All Other Compensation” is provided in the table below.
(5)	2010 salary includes the following payments in lieu of merit-based salary adjustments: Mr. Brennan, $42,500; Mr. Worthington, $42,500; Mr. McDonald, $37,030; and Ms. Eskenasi, $37,700.

Details of amounts included in “All Other Compensation” column of Summary Compensation Table

The table below provides the details of amounts included in the “All Other Compensation” table for each named executive officer.

Name	Our Contributions to Executive Officer’s Defined Contribution Plan Accounts	Payments made by us for Term Life, Long-Term Disability and Accidental Death and Dismemberment Insurance	Our Reimbursement of Financial Planning and Tax Advice Expenses	Automobile Expense Allowance	Supplemental Health Care Coverage(1)	Utilization of Company- Owned Aircraft(2)	Total
Kevin Mansell	$18,950	$4,336	$2,540	$22,474	$50,000	$124,893	$223,193
Donald A. Brennan	$19,158	$3,733	$1,225	$10,383	$50,000	—	$84,499
John Worthington	$19,158	$3,733	$1,000	$17,748	$50,000	—	$91,639
Wesley McDonald	$19,160	$3,393	$3,062	$18,000	$50,000	—	$93,615
Peggy Eskenasi	$20,713	$3,428	—	$18,000	$50,000	—	$92,141

(1)

Amounts shown are coverage limits. Our actual expense for providing this benefit may have been substantially less than the amounts shown. Coverage limits are presented for purposes of protecting the confidentiality of our executives’ actual medical expenses.

(2)

Amounts shown are the incremental costs of personal use of Company-owned or chartered aircraft, and are based on either actual charter expense or, with respect to Company-owned aircraft utilization, the direct cost of use per hour, which includes fuel, maintenance, engine restoration cost reserves, crew travel expenses, landing and parking fees and supplies.

GRANTS OF PLAN-BASED AWARDS IN 2010

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Under- lying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin Mansell		$390,000	$1,430,000	$2,600,000	—	—	—	—	—	—	—
	03/29/2010	—	—	—	—	—	—	—	130,000	$55.74	$2,530,476

Donald A. Brennan		$180,000	$972,000	$1,701,000	—	—	—	—	—	—	—
	03/29/2010	—	—	—	—	—	—	—	64,300	$55.74	$1,251,612

John Worthington		$180,000	$972,000	$1,701,000
	03/29/2010	—	—	—	—	—	—	—	64,300	$55.74	$1,251,612

Wesley McDonald		$160,000	$864,000	$1,512,000	—	—	—	—	—	—	—
	03/29/2010	—	—	—	—	—	—	13,287	—	—	$740,617

Peggy Eskenasi		$160,000	$864,000	$1,512,000	—	—	—	—	—	—	—
	03/29/2010	—	—	—	—	—	—	13,527	—	—	$753,995

(1)

Shown are the Threshold, Target and Maximum payouts for which each executive was eligible under our Annual Incentive Plan and our Strategic Action Committee Incentive Program with respect to fiscal 2010 performance. Amounts actually earned with respect to these awards are included in the Summary Compensation Table as Non-Equity Incentive Plan compensation. Further detail regarding actual 2010 awards can be found in the “Compensation Discussion & Analysis” beginning on page 24.

(2)	Awarded under our 2003 Long-Term Compensation Plan.
(3)

Amounts shown represent the full grant value of the awards computed in accordance with FASB ASC Topic 718 (formerly FAS 123(R)). For a discussion of the valuation assumptions used, see Note 7 to our fiscal 2010 audited financial statements included in our Annual Report on Form 10-K.

Equity incentives granted to our executives have historically been limited to stock options and restricted stock grants. Our executives do not participate in any other long- or short-term incentive plans, with the exception of Mr. Mansell who was awarded performance shares in 2008.

We are currently authorized to issue equity awards under our 2010 Long-Term Compensation Plan. Awards under our 2010 Plan may be in the form of stock options, stock appreciation rights, common stock including restricted stock, common stock units, performance units and performance shares.

On March 29, 2010, the Board of Directors’ Compensation Committee approved annual equity compensation awards to approximately 360 of our management associates. Among the recipients were Messrs. Mansell, Brennan, Worthington and McDonald and Ms. Eskenasi. Mr. Mansell received options to purchase 130,000 shares of our stock. Messrs. Brennan and Worthington each received options to purchase 64,300 shares of our stock. All of those options were evidenced by written agreements that allow the recipient to purchase the vested portion of the option shares for a price of $55.74 per share, which was the closing price of a share of our stock on the date of the grant. These agreements include the following terms and conditions:

•	vesting of the options occurs in five equal installments on the first through fifth anniversaries of the date of the grant;

•	the term of the option is seven years from the date of grant;

•

if the recipient’s employment with us ends for a reason other than death, disability, retirement or any specifically approved reason, all unvested options will be canceled and forfeited and the recipient will have 90 days to exercise any vested and non-expired options;

•

if the recipient’s employment with us ends due to the recipient’s disability or retirement, all unvested options will be canceled and forfeited and the recipient will have one year to exercise any vested and non-expired options;

•	if the recipient dies while an active Kohl’s employee, all of the unvested options will immediately become vested, and the recipient’s estate will have one year to exercise all non-expired options;

•

if the recipient, at any time during the period of his or her employment and for one year following the end of employment, (a) engages directly or indirectly in any business or activity competitive with the business conducted by us or (b) engages in any activity which in the opinion of the Compensation Committee is adverse to our best interests, as described in the agreement, the option shall immediately lapse, and the recipient could be required to return fifty percent of the profit the recipient had gained from the exercise of any portion of the option over the previous twelve months;

•	payment of the option exercise price may be made in cash, or in shares of our stock, or a combination of cash and shares of our stock; and

•	the option is personal to the recipient and generally may not be assigned, transferred or pledged in any manner.

Since 2007, our non-principal senior officers, including Mr. McDonald and Ms. Eskenasi, were given the option of having up to 50% of their annual long-term compensation awards granted in the form of restricted stock. Beginning in 2010, our non-principal senior officers, including Mr. McDonald and Ms. Eskenasi, are given the option to receive any blend, in 25% increments, of their annual long-term compensation awards in the form of restricted stock and stock options. Mr. McDonald and Ms. Eskenasi both elected to allocate 100% of their respective equity awards to restricted stock in 2010, and accordingly Mr. McDonald was granted 13,287 shares of restricted stock and Ms. Eskenasi was granted 13,527 shares. These restricted shares were evidenced by a written agreement that provides:

•	the restrictions lapse in five equal installments on the first through fifth anniversaries of the date of the grant;

•

if the recipient’s employment is terminated by us for “cause” (as defined in his compensation agreement) or ends as a result of his or her disability or if he or she voluntarily resigns, the vesting of the restricted shares shall immediately cease and any unvested restricted shares shall revert to us;

•	if the recipient’s employment is terminated due to his or her death, the restrictions on all of the restricted shares shall immediately lapse and the shares shall be fully vested;

•

if the recipient’s employment is terminated by us without “cause,” or by the recipient for “good reason” (both as defined in his or her compensation agreement to which he or she was party on the date of grant), any restricted shares that are scheduled to vest in the two-year period following the date of his or her termination of employment shall immediately vest;

•

the restrictions on all unvested shares do not lapse or become fully vested upon a “change of control” of Kohl’s, as defined in our 2003 Long Term Compensation Plan, without further action of the Board of Directors;

•	restricted shares may not be assigned, transferred or pledged in any manner; and

•

prior to the vesting of the restricted shares, the recipients have the right to vote the shares, to receive and retain all regular dividends paid or distributed in respect of the shares (paid in “dividend units” that vest with the underlying shares), and have all other rights as a holder of outstanding shares of our stock.

Employment Agreements

We have employment agreements with Messrs. Mansell, Brennan, Worthington and McDonald and Ms. Eskenasi. These agreements include the following terms:

•	the term of each agreement is three years, extended on a daily basis until either party notifies the other that the term shall no longer be so extended;

•

each executive shall receive an annual base salary, which, as of January 29, 2011 was $1,300,000 for Mr. Mansell, $900,000 each for Messrs. Brennan and Worthington, and $800,000 each for Mr. McDonald and Ms. Eskenasi; and

•

the executives may be entitled to certain payments and other benefits upon termination of their employment or a change of control of Kohl’s, as described below in the section captioned “Potential Payments Upon Termination or Change of Control,” beginning on page 50.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Kevin Mansell	140,000	—		$17.000	01/13/2013	—		—
	60,000	—		$23.906	10/30/2013	—		—
	100,000	—		$30.500	01/22/2014	—		—
	140,000	—		$33.375	02/01/2014	—		—
	150,000	—		$35.500	01/27/2015	—		—
	97,500	—		$66.250	01/10/2016	—		—
	97,500	—		$66.300	01/30/2017	—		—
	92,600	—		$50.390	02/13/2018	—		—
	90,000	—		$51.810	03/27/2013	—		—
	93,750	31,250		$75.950	03/26/2014	—		—
	25,000	25,000		$42.890	03/31/2015	—		—
	100,000	150,000	(3)	$50.070	09/15/2015	—		—
	10,000	40,000	(3)	$41.630	03/30/2016	—		—
	—	130,000	(3)	$55.740	03/29/2017	—		—
	—	—		—	—	50,070	(4)	$2,563,584
	—	—		—	—	24,964	(5)	$1,278,157
	—	—		—	—	22,099	(6)	$1,131,469
	—	—		—	—	40,000	(7)	$2,048,000

Donald A. Brennan	70,000	—		$61.700	04/02/2016	—		—
	33,000	—		$66.300	01/30/2017	—		—
	31,000	—		$50.390	02/13/2018	—		—
	20,000	—		$49.560	02/25/2019	—		—
	17,500	—		$46.200	02/23/2020	—		—
	15,000	—		$54.750	08/11/2020	—		—
	30,300	—		$51.810	03/27/2013	—		—
	18,150	6,050		$75.950	03/26/2014	—		—
	45,000	30,000	(3)	$58.540	10/15/2014	—		—
	12,250	24,250		$42.890	03/31/2015	—		—
	9,700	38,800	(3)	$41.630	03/30/2016	—		—
	4,000	16,000	(3)	$41.630	03/30/2016	—		—
	—	64,300	(3)	$55.740	03/29/2017	—		—
	—	—		—	—	2,016	(8)	$103,219
	—	—		—	—	16,334	(9)	$836,301

John M. Worthington	5,850	—		$66.250	01/10/2016	—		—
	6,000	—		$66.500	02/01/2017	—		—
	6,400	—		$66.300	01/30/2017	—		—
	2,143	2,143	(10)	$44.430	02/02/2019
	1,250	—		$49.560	02/25/2019	—		—
	21,429	14,286	(11)	$50.040	03/02/2020	—		—
	20,175	—		$51.810	03/27/2013	—		—
	27,225	9,075		$75.950	03/26/2014	—		—
	45,000	30,000	(3)	$58.540	10/15/2014	—		—
	—	24,250		$42.890	03/31/2015	—		—
	—	38,800	(3)	$41.630	03/30/2016	—		—
	—	16,000	(3)	$41.630	03/30/2016	—		—
	—	64,300	(3)	$55.740	03/29/2017	—		—
	—	—		—	—	1,008	(12)	$51,610
	—	—		—	—	16,334	(13)	$836,301

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Wesley McDonald	37,500	—		$60.170	08/04/2018	—		—
	20,000	—		$49.560	02/25/2019	—		—
	15,000	—		$46.200	02/23/2020	—		—
	25,000	—		$51.810	03/27/2013	—		—
	17,490	5,830		$75.950	03/26/2014	—		—
	13	4,012		$42.890	03/31/2015	—		—
	2,060	8,240	(3)	$41.630	03/30/2016	—		—
	—	—		—	—	1,943	(14)	$99,482
	—	—		—	—	1,337	(15)	$68,454
	—	—		—	—	14,232	(16)	$728,678
	—	—		—	—	2,746	(17)	$140,595
	—	—		—	—	13,287	(18)	$680,294

Peggy Eskenasi	57,235	10,715		$50.000	10/04/2019	—		—
	18,000	—		$46.200	02/23/2020	—		—
	27,550	—		$51.810	03/27/2013	—		—
	14,993	4,977		$75.950	03/26/2014	—		—
	4,533	4,532		$42.890	03/31/2015	—		—
	2,060	8,240	(3)	$41.630	03/30/2016	—		—
	—	—		—	—	1,659	(19)	$84,941
	—	—		—	—	1,510	(20)	$77,312
	—	—		—	—	14,489	(21)	$741,837
	—	—		—	—	2,746	(22)	$140,595
	—	—		—	—	13,527	(23)	$692,582

(1)

Unless otherwise noted, all option awards with unexercisable shares listed in this table vest at a rate of 25% per year over the first four years of the option term. Options granted prior to 2006 have a fifteen-year term. Options granted in 2006 and thereafter have a seven-year term.

(2)	Based upon the $51.20 closing price of our common stock on January 28, 2011.
(3)	Options within this award vest at a rate of 20% per year over the first five years of the option term.
(4)	On September 15, 2008, Mr. Mansell was awarded 50,070 restricted shares that cliff vest on the fourth anniversary of the date of grant.
(5)

On September 15, 2008, Mr. Mansell was awarded 49,930 performance shares that vest in four equal installments following the end of Fiscal Years 2008, 2009, 2010 and 2011 provided our performance exceeds our core peer group performance index. Of the performance shares in this grant, 12,483 shares vested on each of February 26, 2009, February 24, 2010, and February 24, 2011, following the Committee’s certification that our performance exceeded the performance index for Fiscal Years 2008, 2009 and 2010, respectively.

(6)	On March 30, 2009, Mr. Mansell was awarded 27,624 restricted shares. The restrictions lapse in five equal installments on the first through fifth anniversaries of the date of the grant.
(7)	On October 15, 2009, Mr. Mansell was awarded 50,000 restricted shares. The restrictions lapse in five equal installments on the first through fifth anniversaries of the date of the grant.
(8)	On March 26, 2007, Mr. Brennan was awarded 8,067 restricted shares. The restrictions lapse in four equal installments on the first through fourth anniversaries of the date of the grant.
(9)	On March 30, 2009, Mr. Brennan was awarded 20,418 restricted shares. The restrictions lapse in five equal installments on the first through fifth anniversaries of the date of the grant.
(10)	Options within this award vest at a rate of 25% per year over the fourth through seventh anniversaries of the option term.

(11)	Options within this award vest at a rate of 20% per year over the third through seventh anniversaries of the option term.
(12)	On March 26, 2007, Mr. Worthington was awarded 4,033 restricted shares. The restrictions lapse in four equal installments on the first through fourth anniversaries of the date of the grant.
(13)	On March 30, 2009, Mr. Worthington was awarded 20,418 restricted shares. The restrictions lapse in five equal installments on the first through fifth anniversaries of the date of the grant.
(14)	On March 26, 2007, Mr. McDonald was awarded 7,773 restricted shares. The restrictions lapse in four equal installments on the first through fourth anniversaries of the date of the grant.
(15)	On March 31, 2008, Mr. McDonald was awarded 2,675 restricted shares. The restrictions lapse in four equal installments on the first through fourth anniversaries of the date of the grant.
(16)	On March 30, 2009, Mr. McDonald was awarded 17,790 restricted shares. The restrictions lapse in five equal installments on the first through fifth anniversaries of the date of the grant.
(17)	On March 30, 2009, Mr. McDonald was awarded 3,433 restricted shares. The restrictions lapse in five equal installments on the first through fifth anniversaries of the date of the grant.
(18)	On March 29, 2010, Mr. McDonald was awarded 13,287 restricted shares. The restrictions lapse in five equal installments on the first through fifth anniversaries of the date of the grant.
(19)	On March 26, 2007, Ms. Eskenasi was awarded 6,637 restricted shares. The restrictions lapse in four equal installments on the first through fourth anniversaries of the date of the grant.
(20)	On March 31, 2008, Ms. Eskenasi was awarded 3,022 restricted shares. The restrictions lapse in four equal installments on the first through fourth anniversaries of the date of the grant.
(21)	On March 30, 2009, Ms. Eskenasi was awarded 18,112 restricted shares. The restrictions lapse in five equal installments on the first through fifth anniversaries of the date of the grant.
(22)	On March 30, 2009, Ms. Eskenasi was awarded 3,433 restricted shares. The restrictions lapse in five equal installments on the first through fifth anniversaries of the date of the grant.
(23)	On March 29, 2010, Ms. Eskenasi was awarded 13,527 restricted shares. The restrictions lapse in five equal installments on the first through fifth anniversaries of the date of the grant.

OPTION EXERCISES AND STOCK VESTED IN 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kevin Mansell	—	—	28,008	$1,467,023
Donald A. Brennan	—	—	6,101	$341,038
John Worthington	25,825	$379,956	5,092	$284,312
Wesley McDonald	2,000	$26,720	6,857	$382,814
Peggy Eskenasi	—	—	6,725	$375,277

PENSION BENEFITS

We do not maintain any pension benefit plans for our officers or directors that would otherwise be disclosable in these proxy materials.

NONQUALIFIED DEFERRED COMPENSATION

We have no retirement plans for our executive officers other than defined contribution plans and a retiree health plan for certain former principal officers. Over 400 of our executives are eligible for participation in the Kohl’s Deferred Compensation Plans, which are unfunded, unsecured plans. The Deferred Compensation Plans allow our executives to defer all or a portion of their base salary and bonuses. Elections to participate in these plans are made by our executives on an annual basis, prior to the beginning of the year in which the compensation is earned.

We do not make any company contributions to the Deferred Compensation Plans. The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant, plus earnings (or minus losses). We deposit the deferred amounts into a trust for the benefit of plan participants. In accordance with tax requirements, the assets of the trust are subject to claims of our creditors. Account balances are deemed invested in accordance with investment elections designated by the executive from time to time but no more frequently than monthly. There are several investment options available to plan participants, including money market/fixed income funds, domestic and international equity funds, blended funds and pre-allocated lifestyle fund investments.

Deferred account balances are distributed to the plan participants in accordance with elections made by the executive at the time the deferral is made. These distributions may be scheduled for future years while the executive remains our employee or following the participant’s termination of employment, either in a lump sum or in installments. A separate distribution election is made by plan participants with respect to account balance distributions in the event of a change of control of Kohl’s.

The following table shows the executive contributions, earnings and account balances for the persons named in the Summary Compensation Table.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Kevin Mansell	—	—	$114,615	—	$2,431,455
Donald A. Brennan	—	—	—	—	—
John Worthington	—	—	—	—	—
Wesley McDonald	$112,575	—	$101,107	—	$693,563
Peggy Eskenasi	$377,000	—	$64,408	—	$441,408

(1)	All executive contributions are included as compensation in the Summary Compensation Table. Earnings on account balances are not included in the Summary Compensation Table.
(2)

Of the amounts in this column, the following totals have been reported in the Summary Compensation Tables in this proxy statement and in our proxy statements for previous years: Mr. Mansell: $2,104,169; Mr. McDonald: $495,025; Ms. Eskenasi: $377,000.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Upon termination of their employment or a change of control of Kohl’s, Messrs. Mansell, Brennan, Worthington, McDonald and Ms. Eskenasi will be entitled to various payments and other benefits pursuant to their respective Employment Agreements, our 2003 Long Term Compensation Plan, our Annual Incentive Plan and our associate merchandise discount program. These payments and benefits are described below:

Mr. Mansell

Employment Agreement

We have entered into an amended and restated employment agreement with Mr. Mansell that provides for certain payments and other benefits upon his termination. The agreement does not provide separate or incremental benefits upon a change of control of Kohl’s. The payments and other benefits upon Mr. Mansell’s termination are as follows:

•	If his employment is terminated by us due to his misconduct, or if he voluntarily resigns, he will not receive any severance payments;

•	If his employment is terminated upon his death or disability or due to our non-renewal of his employment agreement:

•

he or his estate is entitled to a pro rata bonus for the current fiscal year, determined on the basis of the average award made to him over the prior three fiscal years and payable at the same time as other executives receive their bonus for that year;

•

he or his estate is entitled to a severance payment in the amount of one half of his then annual base salary, payable over one year in the event of his death, and over six months in the event of his disability;

•

he and his spouse and eligible dependents shall be provided post-retirement health care coverage under our health insurance plan and supplemental executive medical plan, provided he (or the eligible dependents in the event of his death) reimburses us for all premiums paid for such retiree health insurance benefits; and

•	all of his unvested stock options shall immediately vest if the termination is a result of his death.

•

If his employment is terminated as a result of a material reduction in his job status or scope of responsibilities (i.e., for “good reason”), or if we terminate his employment involuntarily without cause during the term of his employment agreement (generally, three years) he will be entitled to:

•

a pro rata bonus for the current fiscal year, determined on the basis of the average award made to him over the prior three fiscal years and paid at the same time as other executives receive their bonus for that year;

•	a lump sum severance payment equal to the sum of:

•	an amount equal to his aggregate base salary for the remaining term of his agreement; plus

•

an amount equal to the average of the bonus awards made to him under our annual incentive compensation plan over the prior three fiscal years, multiplied by the then remaining term of his agreement, but not more than 2.9 years;

•

he and his spouse and eligible dependents shall be provided post-retirement health care coverage under our health insurance plan and supplemental executive medical plan, provided he (or the eligible dependents in the event of his death) reimburses us for all premiums paid for such retiree health insurance benefits;

•	outplacement services of up to $20,000;

•	to the extent unvested, continued vesting of his stock options and performance shares for the remaining term of his agreement; and

•	to the extent unvested, accelerated vesting of any outstanding restricted stock awards for the remaining term of his agreement.

•	Mr. Mansell’s amended and restated employment agreement does not provide any tax gross ups.

•	Following his termination of employment, Mr. Mansell will be prohibited from competing with us for a period of one year.

•

In accordance with Section 409A of the Internal Revenue Code of 1986, as amended, certain payments under the employment agreement are not payable until the six-month anniversary of the date of a termination.

•	In all cases, our obligation to pay severance is contingent upon Mr. Mansell’s execution of a general release of claims against us.

Accelerated Vesting of Equity Awards

•

The terms of our 2003 Long Term Compensation Plan provides that in the event of a “change of control” of Kohl’s (as defined in the Plan), all outstanding stock options and restricted stock granted pursuant to awards made before May 2, 2007, shall become immediately vested and fully exercisable. Vesting of stock options and restricted stock granted pursuant to awards made after May 2, 2007 is within the discretion of the Board of Director’s Compensation Committee.

•

Mr. Mansell has outstanding and unvested stock options that will immediately vest, and other outstanding and unvested stock options that could, in the discretion of the Compensation Committee, vest in accordance with these provisions.

•	The performance shares and the outstanding and unvested restricted shares granted to Mr. Mansell in 2008 will immediately vest in the event of a “change of control”.

•

The terms of our stock option award agreements provide that upon the award recipient’s death, if the recipient is still our employee at the time of death, all outstanding stock options granted pursuant to the awards shall become immediately vested and fully exercisable.

•	As described above, there are also provisions in Mr. Mansell’s employment agreement that allows for acceleration or continued vesting of equity awards upon certain terminations of employment.

Non-Contractual Benefit Upon Retirement

In addition to his contractual benefits, upon his retirement, Mr. Mansell will be entitled to participate for his lifetime in our associate merchandise discount program, on such terms and to the extent the program continues to be made available to our senior executives.

Potential Benefit Summary — Mr. Mansell

The following table shows the potential payments to Mr. Mansell upon termination of his employment during the term of his employment agreement. Also shown is the value of Mr. Mansell’s stock options, restricted stock and performance shares that would vest upon the occurrence of a “change of control” of Kohl’s. The amounts shown in the table assume a January 29, 2011 employment termination date, and do not reflect salary and bonus accrued as of that date. Also assumed is a January 29, 2011 effective date of a “change of control” and a $51.20 “change of control price” of our common stock, which was the January 28, 2011 closing price of our common stock on the New York Stock Exchange. The terms “change of control” and “change of control price” have the meanings given to these terms in our 2003 Long Term Compensation Plan.

	Voluntary Termination by Executive	Involuntary Termination by Kohl’s With Cause	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause	Termination due to Disability	Death	Change of Control
Severance Payment — Salary Continuation	—	—	$3,900,000	$650,000	$650,000	—
Severance Payment — Bonus Payments	—	—	$2,513,333	—	—	—
Pro Rated Bonus(1)	—	—	$866,667	$866,667	$866,667	—
Outplacement	—	—	$20,000	—	—	—
Value of Accelerated Restricted Stock(2)	—	—	$4,948,186	—	$5,743,053	$2,563,584
Value of Accelerated Performance Shares(3)	—	—	$1,278,157	—	—	$1,278,157
Value of Accelerated Stock Options(4)	—	—	$664,350	—	$760,050	—

TOTAL	$—	$—	$14,190,693	$1,516,667	$8,019,770	$3,841,741

(1)	The entire hypothetical bonus for 2010 (based on a three-year average) is shown here as this table illustrates the effect of a termination at the end of the year (thus, a full pro-ration applies).
(2)

Reflects the value of Mr. Mansell’s restricted stock at the January 28, 2011 closing price of $51.20 per share that would vest under the following scenarios: 96,644 shares upon termination by Mr. Mansell for good reason or involuntary termination by Kohl’s without cause; 112,169 shares upon termination as a result of Mr. Mansell’s death; and 50,070 shares upon a “change of control” of Kohl’s.

(3)	Reflects the value of Mr. Mansell’s 24,964 unvested performance shares at the January 28, 2011 closing price of $51.20 per share.
(4)

Reflects the value of Mr. Mansell’s stock options at the January 28, 2011 closing price of $51.20 per share that would either accelerate or continue to vest under the following scenarios: 205,000 shares upon termination by Mr. Mansell for good reason or involuntary termination by Kohl’s without cause; and 215,000 shares upon termination as a result of Mr. Mansell’s death.

Mr. Brennan and Mr. Worthington

Employment Agreement

Mr. Brennan and Mr. Worthington have substantially similar employment agreements. These agreements provide for certain payments and other benefits upon the executive’s termination or upon a change of control of Kohl’s. These arrangements are as follows:

•	If either executive’s employment is terminated by us due to his misconduct, or if he voluntarily resigns, he will not receive any severance payments;

•	If either executive’s employment is terminated upon his death or disability or due to our non-renewal of his employment agreement:

•

the executive or his estate is entitled to receive a pro rata bonus for the current fiscal year, determined on the basis of the average award made to the executive over the prior three fiscal years, payable at the same time as other executives receive their bonus for that year;

•

the executive or his estate is entitled to receive severance in the amount of one half of his then annual base salary, payable over one year in the event of his death, and over six months in the event of his disability;

•

the executive and his spouse and eligible dependents shall be provided post-retirement health care coverage under our health insurance plan and supplemental executive medical plan, provided he (or the eligible dependents in the event of his death) reimburses us for all premiums paid for such retiree health insurance benefits; and

•	all of the executive’s unvested stock options shall immediately vest if the termination is a result of the executive’s death.

•

If either executive terminates his employment as a result of a material reduction in his job status or scope of responsibilities (i.e., for “good reason”), or if we terminate his employment involuntarily without cause during the term of his employment agreement (generally, three years) and the termination is not in connection with a “change of control” (as defined in the agreement), he will be entitled to:

•

a pro rata bonus for the current fiscal year, determined on the basis of the average award made to the executive over the prior three fiscal years, payable at the same time as other executives receive their bonus for that year;

•	a severance payment equal to the sum of:

•	an amount equal to his aggregate base salary for the remaining term of his agreement, but not more than 2.9 years; plus

•	an amount equal to the average of the bonus awards made to him under our annual incentive compensation plan over the prior three fiscal years;

•

the executive and his spouse and eligible dependents shall be provided post-retirement health care coverage under our health insurance plan and supplemental executive medical plan, provided he (or the eligible dependents in the event of his death) reimburses us for all premiums paid for such retiree health insurance benefits;

•	outplacement services of up to $20,000; and

•	to the extent unvested, continued vesting of his stock options throughout the remainder of the term of his employment agreement.

•

If, within the three months preceding or one year following a “change of control” of Kohl’s (as defined in the agreement) Mr. Brennan’s or Mr. Worthington’s employment is terminated by us without cause during the term of the agreement or by the executive for “good reason”, the terminating executive will be entitled to the following severance benefits:

•

a pro rata bonus for the current fiscal year, determined on the basis of the average award made to the executive over the prior three fiscal years and paid at the same time as other executives receive their bonus for that year;

•	a severance payment equal to the sum of:

•	an amount equal to his aggregate base salary for the remaining term of his agreement, but not more than 2.9 years; plus

•

an amount equal to the average of the bonus awards made to him under our annual incentive compensation plan over the prior three fiscal years, multiplied by the number of years remaining in the term of his agreement, but not more than 2.9 years;

•

the executive and his spouse and eligible dependents shall be provided post-retirement health care coverage under our health insurance plan and supplemental executive medical plan, provided he (or the eligible dependents in the event of his death) reimburses us for all premiums paid for such retiree health insurance benefits;

•	outplacement services of up to $20,000; and

•	to the extent unvested, accelerated vesting of any outstanding stock options for the remaining term of his agreement.

•	Messrs. Brennan and Worthington’s employment agreements do not provide any tax gross ups.

•	Following their respective terminations, Mr. Brennan and Mr. Worthington will be prohibited from competing with us for a period of one year.

•

In accordance with Section 409A of the Internal Revenue Code of 1986, as amended, certain payments under the employment agreements are not payable until the six-month anniversary of the date of a termination.

•	In all cases, our obligation to pay severance is contingent upon the executive’s execution of a general release of claims against us.

Accelerated Vesting of Equity Awards

Vesting of Mr. Brennan’s and Mr. Worthington’s stock options granted prior to 2008 and restricted shares granted prior to 2009 would accelerate upon the occurrence of a “change of control” of Kohl’s. For stock options awarded in 2008 and later, and restricted stock grants awarded to Mr. Brennan and Mr. Worthington in 2009, vesting upon a “change of control” is within the discretion of the Compensation Committee. Upon either executive’s death while employed by us, all outstanding stock options and restricted stock would become immediately vested.

In addition, Mr. Brennan’s and Mr. Worthington’s restricted stock award agreements for grants made to them in 2007 provide for continued vesting of the shares granted pursuant to those agreements for a period of two years following termination of their employment if the executive terminates employment as a result of a material reduction in his job status or scope of responsibilities or if we terminate his employment without cause during the term of his employment agreement. Similarly, Mr. Brennan’s and Mr. Worthington’s restricted stock award agreements for grants made to them in 2009 provide for accelerated vesting of the shares granted pursuant to those agreements in the amount of what would have vested during the three-year period following termination of the executive’s employment if the executive terminates employment as a result of a material reduction in his job status or scope of responsibilities or if we terminate his employment without cause during the term of his employment agreement.

As described above, there are also provisions in Mr. Brennan’s and Mr. Worthington’s employment agreements that allow for acceleration or continued vesting of stock options upon certain terminations of employment.

Non-Contractual Benefit Upon Retirement

In addition to their contractual benefits, upon their retirement, Mr. Brennan and Mr. Worthington will each be entitled to participate for their respective lifetime in our associate merchandise discount program, on such terms and to the extent the program continues to be made available to our senior executives.

Potential Benefit Summary — Mr. Brennan

The following table shows the potential payments to Mr. Brennan upon termination of his employment during the term of his employment agreement. Also shown is the value of Mr. Brennan’s stock options and restricted stock that would vest upon the occurrence of a “change of control” of Kohl’s. The amounts shown in the table assume a January 29, 2011 employment termination date, and do not reflect salary and bonus accrued as of that date. Also assumed is a January 29, 2011 effective date of a “change of control” and a $51.20 “change of control price” of our common stock, which was the January 28, 2011 closing price of our common stock on the New York Stock Exchange. The terms “change of control” and “change of control price” have the meanings given to these terms in our 2003 Long Term Compensation Plan.

	Voluntary Termination by Executive	Involuntary Termination by Kohl’s With Cause	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (No Change of Control)	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (Following Change of Control)	Termination due to Disability	Death	Change of Control
Severance Payment — Salary Continuation	—	—	$2,610,000	$2,610,000	$450,000	$450,000	—
Severance Payment — Bonus Payments	—	—	$495,833	$1,437,917	—	—	—
Pro Rated Bonus(1)	—	—	$495,833	$495,833	$495,833	$495,833	—
Outplacement	—	—	$20,000	$20,000	—	—	—
Value of Accelerated Restricted Stock(2)	—	—	$730,445	$627,226		$939,520	$103,219
Value of Accelerated Stock Options(2)	—	—	$594,845	$725,954	—	$725,954	—

TOTAL	$—	$—	$4,946,956	$5,916,930	$945,833	$2,611,307	$103,219

(1)	The entire hypothetical bonus for 2010 (based on a three-year average) is shown here as this table illustrates the effect of a termination at the end of the year (thus, a full pro-ration applies).
(2)	Values are calculated at the January 28, 2011 closing price of our common stock on the New York Stock Exchange, which was $51.20 per share.

Potential Benefit Summary — Mr. Worthington

The following table shows the potential payments to Mr. Worthington upon termination of his employment during the term of his employment agreement. Also shown is the value of Mr. Worthington’s stock options and restricted stock that would vest upon the occurrence of a “change of control” of Kohl’s. The amounts shown in the table assume a January 29, 2011 employment termination date, and do not reflect salary and bonus accrued as of that date. Also assumed is a January 29, 2011 effective date of a “change of control” and a $51.20 “change of control price” of our common stock, which was the January 28, 2011 closing price of our common stock on the New York Stock Exchange. The terms “change of control” and “change of control price” have the meanings given to these terms in our 2003 Long Term Compensation Plan.

	Voluntary Termination by Executive	Involuntary Termination by Kohl’s With Cause	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (No Change of Control)	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (Following Change of Control)	Termination due to Disability	Death	Change of Control
Severance Payment — Salary Continuation	—	—	$2,610,000	$2,610,000	$450,000	$450,000	—
Severance Payment — Bonus Payments	—	—	$495,833	$1,437,917	—	—	—
Pro Rated Bonus(1)	—	—	$495,833	$495,833	$495,833	$495,833	—
Outplacement	—	—	$20,000	$20,000	—	—	—
Value of Accelerated Restricted Stock(2)	—	—	$678,835	$627,226		$887,910	$51,610
Value of Accelerated Stock Options(2)	—	—	$625,924	$725,954	—	$757,033	$31,080

TOTAL	$—	$—	$4,926,425	$5,916,930	$945,833	$2,590,776	$82,690

(1)	The entire hypothetical bonus for 2010 (based on a three-year average) is shown here as this table illustrates the effect of a termination at the end of the year (thus, a full pro-ration applies).
(2)	Values are calculated at the January 28, 2011 closing price of our common stock on the New York Stock Exchange, which was $51.20 per share.

Mr. McDonald and Ms. Eskenasi

Employment Agreement

In connection with their promotions, Mr. McDonald and Ms. Eskenasi entered into employment agreements with Kohl’s which are substantially similar to the employment agreements with Mssrs. Brennan and Worthington. The payments and other benefits upon the executive’s termination or upon a change of control of Kohl’s are the same as described above for Mssrs. Brennan and Worthington, except as follows:

•

Instead of being eligible for post-retirement health care coverage under our health insurance plan subject to reimbursement for the cost of such premiums, in connection with certain terminations, Mr. McDonald and Ms. Eskenasi shall receive reimbursement of that portion of the executive’s monthly COBRA payment which is equal to our normal monthly cost of coverage of an executive under our group health insurance plans;

•

if either Mr. McDonald or Ms. Eskenasi terminates employment as a result of a material reduction in job status or scope of responsibilities (i.e., for “good reason”), or if we terminate the executive’s employment involuntarily without cause during the term of the executive’s employment agreement (generally, three years) and the termination is not in connection with a “change of control” (as defined in the agreement), then such monthly reimbursement payments shall occur for a period of two years; and

•

if, within the three months preceding or one year following a “change of control” of Kohl’s (as defined in the agreement) Mr. McDonald’s or Ms. Eskenasi’s employment is terminated by us without cause during the term of the agreement or by the executive for “good reason,” then such monthly reimbursement payments shall occur for a period of one year.

Accelerated Vesting of Equity Awards

Vesting of Mr. McDonald’s and Ms. Eskenasi’s stock options granted prior to 2008 and restricted shares granted prior to 2009 would accelerate upon the occurrence of a “change of control” of Kohl’s. For stock options awarded in 2008 and later, and restricted stock grants awarded to Mr. McDonald and Ms. Eskenasi in 2009 and later, vesting upon a “change of control” is within the discretion of the Compensation Committee. Upon either executive’s death while employed by us, all outstanding stock options and restricted stock would become immediately vested.

In addition, the restricted stock and option awards made to Mr. McDonald and Ms. Eskenasi prior to 2011 provided for accelerated vesting of the shares or options granted pursuant to such grants to the extent such shares or options would have otherwise vested during the two-year period following termination of the executive’s employment if the executive terminates employment as a result of a material reduction in job status or scope of responsibilities or if we terminate the executive’s employment without cause during the term of the employment agreement. For option grants made to Mr. McDonald and Ms. Eskenasi in 2008 and later, as well as restricted stock grants made in 2009 or later, if a similar termination of employment were to occur within the one year period following a “change of control,” all unvested shares or options granted pursuant to such awards would vest.

As described above with respect to Messrs. Brennan and Worthington, there are also provisions in Mr. McDonald’s and Ms. Eskenasi’s employment agreements that accelerate vesting of all or a portion of any outstanding equity awards upon certain terminations of the executive’s employment. Those provisions are intended to apply to equity grants awarded to the executives after those employment agreements became effective.

Potential Benefit Summary — Mr. McDonald

The following table shows the potential payments to Mr. McDonald upon termination of his employment during the term of his employment agreement. Also shown is the value of Mr. McDonald’s stock options and restricted stock that would vest upon the occurrence of a “change of control” of Kohl’s. The amounts shown in the table assume a January 29, 2011 employment termination date, and do not reflect salary and bonus accrued as of that date. Also assumed is a January 29, 2011 effective date of a “change of control” and a $51.20 “change of control price” of our common stock, which was the January 28, 2011 closing price of our common stock on the New York Stock Exchange. The terms “change of control” and “change of control price” have the meanings given to these terms in our 2003 Long Term Compensation Plan.

	Voluntary Termination by Executive	Involuntary Termination by Kohl’s With Cause	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (No Change of Control)	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (Following Change of Control)	Termination due to Disability	Death	Change of Control
Severance Payment — Salary Continuation	—	—	$2,320,000	$2,320,000	$400,000	$400,000	—
Severance Payment — Bonus Payments	—	—	$246,867	$715,913	—	—	—
Pro Rated Bonus(1)	—	—	$246,867	$246,867	$246,867	$246,867	—
Outplacement	—	—	$20,000	$20,000	—	—	—
Value of Accelerated Restricted Stock(2)	—	—	$874,691	$1,549,568		$1,717,504	$167,936
Value of Accelerated Stock Options(2)	—	—	$72,768	$112,197	—	$112,197	—
Health Care Benefits	—	—	$24,512	$12,256	—	—	—

TOTAL	$—	$—	$3,805,704	$4,976,801	$646,867	$2,476,567	$167,936

(1)	The entire hypothetical bonus for 2010 (based on a three-year average) is shown here as this table illustrates the effect of a termination at the end of the year (thus, a full pro-ration applies).
(2)	Values are calculated at the January 28, 2011 closing price of our common stock on the New York Stock Exchange, which was $51.20 per share.

Potential Benefit Summary — Ms. Eskenasi

The following table shows the potential payments to Ms. Eskenasi upon termination of her employment during the term of her employment agreement. Also shown is the value of Ms. Eskenasi’s stock options and restricted stock that would vest upon the occurrence of a “change of control” of Kohl’s. The amounts shown in the table assume a January 29, 2011 employment termination date, and do not reflect salary and bonus accrued as of that date. Also assumed is a January 29, 2011 effective date of a “change of control” and a $51.20 “change of control price” of our common stock, which was the January 28, 2011 closing price of our common stock on the New York Stock Exchange. The terms “change of control” and “change of control price” have the meanings given to these terms in our 2003 Long Term Compensation Plan.

	Voluntary Termination by Executive	Involuntary Termination by Kohl’s With Cause	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (No Change of Control)	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (Following Change of Control)	Termination due to Disability	Death	Change of Control
Severance Payment — Salary Continuation	—	—	$2,320,000	$2,320,000	$400,000	$400,000	—
Severance Payment — Bonus Payments	—	—	$276,467	$801,753	—	—	—
Pro Rated Bonus(1)	—	—	$276,467	$276,467	$276,467	$276,467	—
Outplacement	—	—	$20,000	$20,000	—	—	—
Value of Accelerated Restricted Stock(2)	—	—	$880,502	$1,575,014		$1,737,267	$162,253
Value of Accelerated Stock Options(2)	—	—	$89,947	$116,518	—	$129,376	$12,858
Health Care Benefits	—	—	$9,307	$4,654	—	—	—

TOTAL	$—	$—	$3,872,690	$5,114,406	$676,467	$2,543,110	$175,111

(1)	The entire hypothetical bonus for 2010 (based on a three-year average) is shown here as this table illustrates the effect of a termination at the end of the year (thus, a full pro-ration applies).
(2)	Values are calculated at the January 28, 2011 closing price of our common stock on the New York Stock Exchange, which was $51.20 per share.

Equity Compensation Plan Information

The following table provides information as of January 29,2011 regarding shares outstanding and available for issuance under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	17,868,926	$53.17	18,235,102
Equity compensation plans not approved by security holders(1)	—	—	—

Total	17,868,926	$53.17	18,235,102

(1)	All of our existing equity compensation plans have been approved by shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports with the Commission disclosing their ownership, and changes in their ownership, of our stock. Copies of these reports must also be furnished to us. Based solely upon our review of these copies, we believe that during fiscal 2010, all of such reports were filed on a timely basis by reporting persons with the exception of five reports of several small transactions effected in certain accounts of Messrs. Kellogg and Herma by an investment manager pursuant to a discretionary account management agreement contrary to pre-established restrictions applicable to such accounts. These transactions, which involved a total of 317 shares for Mr. Herma and 700 shares for Mr. Kellogg, were reported to the Commission on Forms 5 on February 11, 2011.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors and is directly responsible for the compensation, appointment and oversight of our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing our system of internal controls, and reports to the audit committee on any deficiencies found. Our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for auditing our financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles, as well as examining and reporting on the effectiveness of our internal controls over financial reporting.

Under its written charter, the Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, has direct access to our independent registered public accounting firm as well as any of our employees, and has the ability to retain, at our expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

The Audit Committee reviewed and discussed our audited financial statements with management and Ernst & Young. The Audit Committee has also discussed and reviewed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee obtained from Ernst & Young the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence. The Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence, and also considered whether the provision of non-audit services by Ernst & Young is compatible with maintaining their independence, and has satisfied itself with respect to Ernst & Young’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 29, 2011 for filing with the Securities and Exchange Commission.

Audit Committee:

Stephen E. Watson, Chair
Peter Boneparth
John F. Herma
Stephanie A. Streeter

ITEM TWO

RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young as our and our subsidiaries’ independent registered public accounting firm for fiscal 2011. This selection is being presented to you for your ratification. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Board of Directors of Ernst & Young as our and our subsidiaries’ independent registered public accounting firm for fiscal 2011. We have been advised by Ernst & Young that they are independent certified public accountants with respect to us within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such act.

A representative from Ernst & Young is expected to be at the annual meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

Fees Paid to Ernst & Young

We paid the following fees to Ernst & Young for fiscal 2010 and fiscal 2009:

	Fiscal 2010	Fiscal 2009
Audit Fees	$922,837	$721,833
Audit-Related Fees	—	—
Tax Fees	29,474	133,520
All Other Fees	—	—

Total	$952,311	$855,353

Audit Fees. Audit fees include fees associated with the annual audit, reviews of our quarterly reports on Form 10-Q and various consultation topics. Included in Audit Fees are fees for services related to the certification of our internal controls, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees. We did not pay any Audit-Related Fees to Ernst & Young during the last two fiscal years.

Tax Fees. Tax fees for fiscal 2010 include consultations related to IRS issues and other miscellaneous matters.

All Other Fees. We did not pay any fees to Ernst & Young during the last two fiscal years for any other services not included in the categories listed above.

Pre-approval Policies and Procedures

Our Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. The Audit Committee pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination on whether non-audit services are consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure such services are within the parameters approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A

VOTE FOR THE RATIFICATION OF THE APPOINTMENT

OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

ITEM THREE

OUR PROPOSALS TO AMEND OUR ARTICLES OF INCORPORATION TO

ELIMINATE SUPERMAJORITY

VOTE REQUIREMENTS

The following discussion is qualified in its entirety by our proposed Amended and Restated Articles of Incorporation which are attached to this proxy statement as Annex A.

Overview of Proposal

In furtherance of Kohl’s ongoing corporate governance initiatives, the Board of Directors has approved, subject to the approval of not less than 80 percent of Kohl’s outstanding shares, amendments to Articles V(f) and VI of the Kohl’s Corporation Articles of Incorporation to eliminate the supermajority vote provisions described below. The Board recommends that shareholders approve these amendments. These amendments have been incorporated into the Amended and Restated Articles of Incorporation attached to this proxy statement as Annex A with deletions shown as strikethrough text and additions shown as underlined text.

Following our 2010 annual meeting of shareholders, the Board of Directors and its Governance and Nominating Committee engaged in a review of the merits of the supermajority vote provisions in our Articles of Incorporation and Bylaws, taking into account a variety of perspectives. A shareholder proposal was presented in the proxy statement for our 2010 annual meeting that requested the Board to take all steps necessary to eliminate from the Articles of Incorporation and Bylaws all provisions that require more than a “simple majority vote” for shareholder approval of any matter. That proposal received a significant level of support from our shareholders.

The Board continues to believe that supermajority voting requirements provide a measure of protection to minority shareholders against self-interested actions by one or more large shareholders. The Board recognizes, however, the sentiment of our shareholders, as expressed at last year’s annual meeting, that the elimination of the supermajority vote provisions would increase the Board’s accountability to shareholders and increase the ability of shareholders to participate effectively in our corporate governance. In light of these considerations, and upon the recommendation of the Governance and Nominating Committee, the Board has determined that the elimination of the supermajority vote provisions would be in the best interests of Kohl’s and its shareholders. This proposal eliminates all of the supermajority vote requirements in our Articles of Incorporation, and replaces them with a requirement of an affirmative vote of the holders of a majority of our outstanding shares of our Common Stock.

If the shareholders approve proposal 3b, the Board will amend our Bylaws to eliminate the supermajority vote requirement in Article X of the Bylaws. Upon completion of the amendments to the Bylaws, all of the supermajority vote requirements in both the Articles of Incorporation and the Bylaws will be eliminated and replaced with a requirement of a vote of a majority of the combined voting power of all outstanding shares of our Common Stock.

3a. Approval of Elimination of Supermajority Vote Requirement in Article V(f)

At the annual meeting, the shareholders will be asked to approve the amendment of Article V(f) of the Articles of Incorporation, which specifies the procedures for the election of directors, the permissible number of directors constituting the Board, the term of each director, procedures to be followed in the event of vacancies on the Board, removal of directors, and shareholder nominations for directors, to eliminate the supermajority vote requirement to amend that Article as set forth on Annex A.

3b. Approval of Elimination of Supermajority Vote Requirement in Article VI

At the annual meeting, the shareholders will be asked to approve the amendment of Article VI of the Articles of Incorporation, which specifies procedures regarding shareholder action and the amendment of certain provisions of the Bylaws, to eliminate the supermajority vote requirement to amend that Article and Articles II and VIII of the Bylaws as set forth on Annex A.

Vote Required

The affirmative vote of shareholders holding at least 80% of the shares of our common stock issued and outstanding as of the record date is required for approval of each proposal. All abstentions and failures to return a proxy card will have the same effect as a vote against each proposal. The approval of neither proposal 3a or 3b is conditioned on the approval of the other proposal.

Implementation of Proposed Amendments

If either proposal is approved by the affirmative vote of shareholders holding at least 80% of the shares of our common stock issued and outstanding as of the record date, the amendments approved will become effective upon the filing of the Amended and Restated Articles of Incorporation with the Wisconsin Department of Financial Institutions. Kohl’s intends to make this filing promptly after the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A

VOTE FOR THE PROPOSALS TO AMEND OUR ARTICLES

OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTE REQUIREMENTS.

ITEM FOUR

OUR PROPOSAL TO

RE-APPROVE KOHL’S ANNUAL INCENTIVE PLAN

Annual incentive compensation is a key component of Kohl’s pay-for-performance strategy. Annual incentives are provided through our Annual Incentive Plan (formerly known as our Executive Bonus Plan) (“Bonus Plan”). The Bonus Plan was first approved by the Board of Directors effective as of February 4, 2007 and approved by the shareholders on May 2, 2007. Payments under the Bonus Plan are intended to qualify under Section 162(m) of the Internal Revenue Code, excludable from the $1 million limitation on deductible compensation for certain of our named executive officers. The Bonus Plan is a very important part of our overall compensation strategy and is discussed in further detail in the “Compensation Discussion and Analysis” section of this proxy statement. In order to maintain qualification of the Bonus Plan under Section 162(m) of the Internal Revenue Code, shareholders must reapprove the Bonus Plan no less often than every five years.

The following discussion is qualified in its entirety by the text of the Bonus Plan, which is attached to this proxy statement as Annex B.

Key features of the Bonus Plan include the following:

•	The Bonus Plan is administered by the Compensation Committee, which is comprised solely of independent directors.

•

Bonus amounts are tied to any one or more of the following six performance goals, as determined by the Compensation Committee: net income, net income per share, operating income, return on investment, net sales or comparable store sales. The Compensation Committee selects which performance goals will apply in any fiscal year.

•	Bonus amounts are based on a percentage of the participant’s salary, as determined by the Compensation Committee, if and to the extent that the relevant performance goals are achieved.

•	The maximum bonus any person can earn in any year under the Bonus Plan is $5 million.

Eligibility

Participation in the Bonus Plan is limited to our named executive officers and any other participant designated by the Compensation Committee. Awards for fiscal 2011 have been made to over 2,000 of our management associates.

Awards

During the first 90 days of the fiscal year, the Compensation Committee will fix the objective criteria for determining whether an award will be payable and, if so, the amount of the award applicable to that fiscal year. As noted above, the performance criteria among which the Compensation Committee may select are net income, net income per share, operating income, return on investment, net sales or comparable store sales, to be used singularly or in combination, to measure performance of the entire company or an applicable division or subsidiary. The performance criteria and the percentage of base salary awarded for achieving the goals may vary from year to year. At the time the performance goals are established, the Compensation Committee will determine whether the performance goals shall be determined with or without regard to changes in accounting, extraordinary or nonrecurring items, or changes in income tax rates.

The fiscal 2011 award performance criteria for participants in the Bonus Plan have been established. For Mr. Mansell, they range from 0% to 200% of fiscal 2011 salary, with a threshold of 30% and a target of 150%. For the other NEOs, they range from 0% to 175% of fiscal 2011 salary, with a threshold of 20% and a target of

100%. The awards are based on growth in total sales, comparable store sales growth and operating margin (relative to the performance of our core peer group) for net income amounts below the net income threshold level and on net income goals above the threshold level, as has been our practice in prior years.

It is not presently possible to determine the dollar amounts that will be received by participants in the Bonus Plan for fiscal 2011 or in future years. However, set forth below are the amounts that were paid to certain persons under the Bonus Plan for fiscal 2010.

NEW PLAN BENEFITS

Annual Incentive Plan

Name and Position	Plan Benefits Annual Incentive Plan Dollar Value ($)
Kevin Mansell	$2,600,000
Chairman, President & CEO

Donald Brennan	$1,575,000
Chief Merchandising Officer

John Worthington	$1,575,000
Chief Administrative Officer

Peggy Eskenasi	$1,400,000
Senior Executive Vice President

Wesley McDonald	$1,400,000
Senior Executive Vice President, Chief Financial Officer

Executive group	$8,550,000

Non-executive director group	$0

Non-executive officers employee group	$92,910,010

Even if the performance goals applicable to a participant have been met, the Compensation Committee may, in its discretion, reduce or eliminate entirely an award to reflect any extraordinary item or such other factors as it may deem relevant if it determines that such an adjustment would be in the best interests of our shareholders.

Payment of Awards

Before any award may be paid, the Compensation Committee must certify that the performance goals and other requirements of the Bonus Plan have been satisfied. Awards will be paid out as soon as practicable thereafter. If approved by the Compensation Committee, a participant may defer receipt of an award by filing a timely election pursuant to our 2005 Executive Deferred Compensation Plan or any successor plan.

Amendment of Bonus Plan

The Compensation Committee may amend or terminate the Bonus Plan at any time, subject to shareholder approval if required by Section 162(m) of the Internal Revenue Code. Under existing law, in order to maintain qualification of the Bonus Plan under Section 162(m) of the Internal Revenue Code, shareholders must reapprove the Bonus Plan no less often than every five years.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RE-APPROVAL OF THE KOHL’S ANNUAL INCENTIVE PLAN.

ITEM FIVE

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables Kohl’s shareholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934. This is often referred to as a “say-on-pay” vote.

As an advisory vote, the “say-on-pay” vote is not binding on Kohl’s, the Board of Directors, or the Board’s Compensation Committee. However, the Board of Directors values the opinions expressed by our shareholders, and the Compensation Committee recently amended its charter to specifically state that it will review all “say-on-pay” voting results and consider whether to make any adjustments to our executive compensation policies and practices in response to these results.

We believe our executive compensation program as a whole is well suited to promote Kohl’s objectives in both the short and long term. As described above in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has designed our executive compensation program to reflect its philosophy that executive compensation should be directly linked to corporate performance with the ultimate objective of increasing long-term shareholder value. The Compensation Committee’s objectives include:

•	Providing a competitive total compensation package that enables us to attract and retain key personnel;

•	Providing short-term compensation opportunities through our annual incentive program that are directly linked to corporate performance goals;

•	Providing long-term compensation opportunities through equity awards that align executive compensation with value received by our shareholders;

•	Ensuring compensation awarded to our executives is linked to our performance during the fiscal year; and

•	Promoting ownership of our stock by our executive officers in order to align the economic interests of our executive officers more closely with those of our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

ITEM SIX

ADVISORY VOTE ON THE FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also enables Kohl’s shareholders to vote, on an advisory or non-binding basis, on how frequently they would like “say-on-pay” votes. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934. By voting on this proposal, shareholders may indicate whether they would prefer a “say-on-pay” vote once every year, every two years or every three years. Shareholders may also abstain from voting.

As an advisory vote, this proposal is not binding on Kohl’s, the Board of Directors, or the Board’s Compensation Committee. However, the Compensation Committee intends to carefully consider the results of all shareholder votes on the frequency of “say-on-pay” votes. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Compensation Committee or the Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders, industry trends and the adoption of material changes to compensation programs.

While our executive compensation programs are designed to promote a long-term connection between pay and performance, after careful consideration of the frequency alternatives, the Board of Directors believes that conducting advisory votes on executive compensation on an annual basis is appropriate for Kohl’s and its shareholders at this time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF “ONE YEAR” FOR FUTURE SHAREHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

ITEM SEVEN

SHAREHOLDER PROPOSAL: SHAREHOLDER ACTION BY WRITTEN CONSENT

The following shareholder proposal was submitted by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278 (the “Proponent”). The Proponent claims to beneficially own not less than 150 shares of Kohl’s stock. If a representative of the Proponent who is qualified under state law is present and submits the proposal for a vote at the Annual Meeting, then the proposal will be voted upon. In accordance with federal securities regulations, the proposal is set forth below exactly as submitted by the Proponent.

7- Shareholder Action by Written Consent

RESOLVED, Shareholders hereby request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting (to the fullest extent permitted by law).

This proposal topic also won majority shareholder support at 13 major companies in 2010. This included 67%-support at both Allstate (ALL) and Sprint (S). Hundreds of major companies enable shareholder action by written consent.

Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A study by Harvard professor Paul Gompers supports the concept that shareholder dis-empowering governance features, including restrictions on shareholder ability to act by written consent, are significantly related to reduced shareholder value.

This proposal topic is one of several proposal topics that often win high shareholder support, such as the Simple Majority Vote proposal that won our 74%-support at our 2010 annual meeting. This 74%-support even translated into 60% of all shares outstanding.

The merit of this Shareholder Action by Written Consent proposal should also be considered in the context of the need for additional improvement in our company’s 2010 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com, an independent investment research firm rated our company “D” with “High Governance Risk” and “Very High Concern” in executive pay—$9 million for CEO Kevin Mansell.

Our company’s dollar value approach to equity awards created the potential for enormous windfall profits. Combined with a lack of performance-based long-term incentives and personal use of corporate jets, these facts suggested executive pay practices were not aligned with shareholder interests according to The Corporate Library.

Our Lead Director Steven Burd was potentially conflicted due to his ownership in Blackhawk Marketing, which distributed Kohl’s gift cards. Blackhawk was a Safeway subsidiary where Mr. Burd was CEO. Three other directors were potentially-conflicted and this was compounded by these directors having over two decades tenure: John Herma, William Kellogg and Peter Sommerhauser (our highest negative vote-getter). As tenure goes up independence declines.

Stephen Watson, Chair of our Audit and Nominating Committees, was flagged for his Eddie Bauer directorship prior to its bankruptcy. Our board was the only significant directorship for five of our directors. This could indicate a lack of current transferable director experience for almost half of our board.

Please encourage our board to respond positively to this proposal to enable shareholder action by written consent in order to initiate improved corporate governance and financial performance: Shareholder Action by Written Consent—Yes on 7.

STATEMENT OF THE BOARD OF DIRECTORS IN

OPPOSITION TO THIS SHAREHOLDER PROPOSAL

After careful consideration, our Board of Directors has determined that this shareholder proposal would not enhance shareholder value and would not be in the best interests of Kohl’s and its shareholders. The Board therefore recommends that you vote AGAINST this proposal.

The Board believes that every shareholder should have the opportunity to consider and vote upon proposed shareholder actions. Our organizational documents foster this belief by allowing special meetings to be called by the holders of just 10 percent of Kohl’s outstanding shares. The written consent process, as compared to shareholders acting at a meeting, is not as well suited to the orderly consideration of the merits of proposed actions. Action by written consent may eliminate the benefits of advance notice given to shareholders about a proposed action, and therefore some shareholders may not receive meaningful notice or be informed about an action until after it has been taken. The written consent process does not provide a forum for discussion or opportunity for shareholders to make relevant inquiries about the proposed action. Accordingly, our organizational documents provide that shareholder actions taken without a meeting must be by unanimous written consent. This prevents one or more substantial shareholders from taking corporate action without the participation of our other shareholders.

This proposal asks the Board to take steps necessary to enable shareholder actions without a meeting upon the written consent of LESS THAN all of our shareholders, in many cases by the holders of just a majority of our outstanding shares. The Board believes that permitting shareholders to act by written consent in the manner requested in the proposal would undermine shareholder democracy and could disenfranchise many shareholders by enabling one or more substantial shareholders to take a corporate action without participation from, or even notice to, other shareholders. The actions requested in the proposal would leave Kohl’s and our shareholders susceptible to the exertion of undue influence by individual shareholders in pursuit of special interests that may be inconsistent with the long-term best interests of Kohl’s and shareholders in general.

Our shareholders have ample opportunity to raise matters at annual and special meetings, where action items may be adequately vetted by management, shareholders and the Board. Importantly, special meetings can be called by the holders of just 10 percent of Kohl’s outstanding shares. Shareholder meetings provide shareholders with a much more meaningful way to participate in proposed actions. Meetings also foster a more rigorous and careful consideration of proposed actions by both the Board and our shareholders.

The Board also believes that adoption of this proposal is unnecessary because Kohl’s is committed to high standards of corporate governance and has taken numerous steps to achieve greater transparency and accountability to our shareholders. These corporate governance practices and policies cover a wide range of matters and are described beginning on page 6 of this Proxy Statement under the heading “Questions and Answers About Our Board of Directors and Corporate Governance Matters”. The Board continually reassesses our corporate governance practices to identify steps to further benefit our shareholders. For example, the accountability of our Directors has been enhanced through the declassification of the Board (resulting in the annual election of the Directors) and the adoption of majority voting in the election of Directors. In response to shareholder sentiment, Kohl’s is also introducing a proposal at this 2011 Annual Meeting of Shareholders to eliminate the supermajority voting provisions contained in our Articles of Incorporation and Bylaws.

On an ongoing basis, the Board will continue to consider whether changes to our organizational documents and corporate governance practices are appropriate and in the best interests of Kohl’s and our shareholders. For the reasons set forth above, however, the Board believes that implementation of this proposal at this time would not serve the best interests of Kohl’s or our shareholders.

FOR THE ABOVE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE ADOPTION OF THIS SHAREHOLDER PROPOSAL.

ITEM EIGHT

SHAREHOLDER PROPOSAL: SUCCESSION PLANNING AND REPORTING

The following shareholder proposal was submitted by the Trowel Trades S&P 500 Index Fund (the “Proponent”). The Proponent claims to beneficially own 8,848 shares of Kohl’s stock. If a representative of the Proponent who is qualified under state law is present and submits the proposal for a vote at the Annual Meeting, then the proposal will be voted upon. In accordance with federal securities regulations, the proposal is set forth below exactly as submitted by the Proponent.

RESOLVED: That the shareholders of Kohl’s Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s Corporate Governance Guidelines (“Guidelines”) to adopt and disclose a written and detailed succession planning policy, including the following specific features:

•	The Board of Directors will review the plan annually;

•	The Board will develop criteria for the CEO position which will reflect the Company’s business strategy and will use a formal assessment process to evaluate candidates;

•	The Board will identify and develop internal candidates;

•	The Board will begin non-emergency CEO succession planning at least 3 years before an expected transition and will maintain an emergency succession plan that is reviewed annually;

•	The Board will annually produce a report on its succession plan to shareholders.

SUPPORTING STATEMENT: CEO succession is one of the primary responsibilities of the board of directors. A recent study published by the National Association of Corporate Directors quoted a director of a large technology firm: “A board’s biggest responsibility is succession planning. It’s the one area where the board is completely accountable, and the choice has significant consequences, good and bad, for the corporation’s future.” (The Role of the Board in CEO Succession: A Best Practices Study, 2006). The study also cited research by Challenger, Gray & Christmas that “CEO departures doubled in 2005, with 1228 departures recorded from the beginning of 2005 through November, up 102 percent from the same period in 2004.”

In its 2007 study What Makes the Most Admired Companies Great: Board Governance and Effective Human Capital Management, Hay Group found that 85% of the Most Admired Company boards have a well-defined CEO succession plan to prepare for replacement of the CEO on a long-term basis and that 91% have a well defined plan to cover the emergency loss of the CEO that is discussed at least annually by the board.

The NACD report identified several best practices and innovations in CEO succession planning. The report found that boards of companies with successful CEO transitions are more likely to have well-developed succession plans that are put in place well before a transition, are focused on developing internal candidates and include clear candidate criteria and a formal assessment process. Our proposal is intended to have the board adopt a written policy containing several specific best practices in order to ensure a smooth transition in the event of the CEO’s departure. We urge shareholders to vote FOR our proposal.

STATEMENT OF THE BOARD OF DIRECTORS IN

OPPOSITION TO THIS SHAREHOLDER PROPOSAL

After careful consideration, our Board of Directors has determined that this shareholder proposal would not enhance shareholder value and would not be in the best interests of Kohl’s and its shareholders. The Board therefore recommends that you vote AGAINST this proposal.

The Board believes that one of its essential functions is management succession planning. Accordingly, our Corporate Governance Guidelines and the Charter of the Board’s Compensation Committee require that

Committee to regularly and actively review and evaluate our executive management succession plans and to make recommendations on succession planning issues to the full Board. In accordance with these directives, the Compensation Committee, which is composed exclusively of independent directors, is actively involved in executive management succession planning on a year-round basis. The effectiveness of our current succession planning process is best evidenced by the fact that we have had two planned retirements of our Chief Executive Officers over the past eleven years. In both instances, an internal successor had been groomed for the position and was immediately named upon the announcement of the retirement.

Our current succession planning process includes most of the features contemplated by the proposal, and in fact our current practices are far more comprehensive. The Board, however, believes it would be highly inadvisable to publicly report on its plan, as requested by the proposal. A comparison of our current practices to those in the proposal are as follows:

Proposal	Current Policies & Practices

The proposal addresses succession planning only for the Chief Executive Officer.	Our Compensation Committee and the full Board engage in succession planning for our entire executive management team, including but not limited to, the Chief Executive Officer.

The proposal would have the Board review the succession plan annually.	Our Compensation Committee reviews our succession plans at least twice per year and recaps and discusses these reviews with the full Board in each instance.

The proposal would have the Board develop criteria for the CEO position which will reflect the Company’s business strategy and would require use of a formal assessment process to evaluate candidates.	Our Compensation Committee has developed criteria reflecting our business strategy for our entire executive management team, and formal assessments are used to evaluate the executives.

The proposal would have the Board identify and develop internal candidates.	We have a long history of identifying and developing internal candidates for our executive management positions. However, our Board has a fiduciary duty to shareholders that cannot be micro-managed or constrained in the manner suggested by the proposal. For example, if an outstanding external candidate were available to fill a previously identified talent gap, the Board must retain the flexibility to consider such an approach.

The proposal would have the Board begin non-emergency CEO succession planning at least 3 years before an expected transition and maintain an emergency succession plan that is reviewed annually.	Our Compensation Committee and the full Board do not view succession planning as preparation for a single event, so they engage in succession planning discussions on a year-round basis. We recognize the importance of maintaining and reviewing both a long-term transition plan and an emergency transition plan.

While many of the elements of the proposal may be a good starting point for a basic succession planning process, we have implemented a far more sophisticated process and we believe requiring the Board to annually produce a report on our succession plan could adversely affect our shareholders. For an annual report to be meaningful, it would have to include detailed information that could harm our competitive position. We do not believe it would be in the best interests of our shareholders to provide detailed information to our competitors about our business strategy and outlook, our most promising internal candidates, any desirable external candidates and other factors that our Directors currently consider in the succession planning process. Any such information that we elect or are required to disclose should be disclosed at the time we deem it advisable or required. If we omitted the competitively sensitive information that would be required by the report contemplated by the proposal, the report would consist only of general statements containing little substance. In addition, such disclosure could cause internal discord and could result in the loss of executive-level talent.

The Board has been, and will continue to be, fully engaged in thoughtful and timely succession planning. We believe, however, that the amount of disclosure contemplated by this proposal would not be in the best interests of our shareholders, and that the other elements of the proposal have been substantially implemented.

FOR THE ABOVE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE ADOPTION OF THIS SHAREHOLDER PROPOSAL.

COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR FISCAL 2010 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE POSTED ON OUR WEBSITE AT www.kohls.com, AND ARE ALSO AVAILABLE TO YOU WITHOUT CHARGE UPON WRITTEN REQUEST TO OUR SECRETARY AT N56 W17000 RIDGEWOOD DRIVE, MENOMONEE FALLS, WISCONSIN 53051. EXHIBITS TO THE FORM 10-K WILL BE FURNISHED UPON PAYMENT OF THE REASONABLE EXPENSES OF FURNISHING THEM.

By Order of the Board of Directors

Richard D. Schepp,

Secretary

Menomonee Falls, Wisconsin

March 21, 2011

Annex A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

KOHL’S CORPORATION

The following amended and restated articles of incorporation of Kohl’s Corporation duly adopted pursuant to the authority and provisions of Chapter 180 of the Wisconsin Statutes, supersede and take the place of the existing articles of incorporation of Kohl’s Corporation and any amendments thereto:

ARTICLE I

Name

The name of the corporation is Kohl’s Corporation.

ARTICLE II

Purposes

The purposes for which the corporation is organized are to engage in any lawful activity within the purposes for which a corporation may be organized under the WBCL.

ARTICLE III

Capital Stock

The aggregate number of shares which the corporation shall have the authority to issue, the designation of each class of shares, the authorized number of shares of each class and the par value thereof per share shall be as follows:

Designation Class	Par Value Per Share	Authorized Number of Shares
Common Shares	$.01	800,000,000
Preferred Shares	$.01	10,000,000

The preferences, limitations and relative rights of shares of each class of stock shall be as follows:

A. Common Shares.

(1) Voting. Except as otherwise provided by law and subject to the rights of holders of any series of Preferred Shares, only the holders of Common Shares shall be entitled to vote for the election of directors of the corporation and for all other corporate purposes. Except as otherwise provided by law, upon any such vote, each holder of Common Shares shall be entitled to one vote for each Common Share held of record by such shareholder.

(2) Dividends. Subject to the rights of holders of any series of Preferred Shares, the holders of Common Shares shall be entitled to receive such dividends as may be declared thereon from time to time by the Board of Directors, in its discretion, out of any funds of the corporation at the time legally available for payment of dividends on Common Shares.

(3) Liquidation. In the event of the voluntary or involuntary dissolution, liquidation or winding up of the corporation, after there have been paid to or set aside for the holders of any series of Preferred Shares the full preferential amounts, if any, to which they are entitled, the holders of outstanding Common Shares shall be entitled to share ratably, according to the number of shares held by each, in the remaining assets of the corporation available for distribution.

B. Preferred Shares.

The Preferred Shares may be issued from time to time in one or more series in any manner permitted by law and the provisions of the Articles of Incorporation of the corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuances thereof, prior to the issuances of any shares thereof. Unless otherwise provided in the resolution establishing a series of Preferred Shares, prior to the issue of any shares of a series so established or to be established, the Board of Directors may, by resolution, amend the relative rights and preferences of the shares of such series.

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Shares shall be governed by the following provisions:

(i)	The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of Preferred Shares in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including (but not limiting the generality thereof) the following:

(A) The number of shares to constitute each such series, and the designation of each such series.

(B) The dividend rate of each such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of stock, and whether such dividends shall be cumulative, noncumulative or partially cumulative.

(C) Whether the shares of each such series shall be subject to redemption by the corporation and if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

(D) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of each such series.

(E) Whether or not the shares of each such series shall be convertible into or exchangeable for any other securities of the corporation, including shares of any other class, classes or series of any other class or classes of stock of the corporation, or any debt securities of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates of exchange, adjustments, and other terms and conditions of such conversion or exchange.

(F) The extent, if any, to which the holders of the shares of each such series shall be entitled to vote with respect to the election of directors or otherwise.

(G) The restrictions, if any, on the issue or reissue of any additional Preferred Shares.

(H) The rights of the holders of the shares of each such series upon the dissolution of, or upon the distribution of the assets of, the corporation.

(ii)	Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Shares, the holders of any such series shall have no voting powers whatsoever.

ARTICLE IV

Preemptive Rights

No holder of any capital stock of the corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of the corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares.

ARTICLE V

Board of Directors

(a)    Number of Directors, Tenure and Qualifications. Except as provided pursuant to subparagraph (d) of this Article V, the number of directors constituting the Board of Directors of the corporation shall be such number, not less than 5 nor more than 15, as from time to time shall be determined by the then authorized number of directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The term of office of all directors who are in office immediately prior to the closing of the polls for the election of directors at the 2007 annual meeting of shareholders shall expire at such time. From and after the election of directors at the 2007 annual meeting of shareholders, the directors shall be elected to hold office until the next annual meeting of shareholders and until such director’s successor shall be elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal from office.

(b)    Vacancies. Any vacancy on the Board of Directors, whether resulting from an increase in the number of directors or resulting from death, resignation, disqualification, removal or otherwise, other than a vacancy with respect to a director elected as provided pursuant to subparagraph (d) of this Article V, shall be filled by the vote of the majority of the directors then in office (excluding directors, if any, elected as provided pursuant to subparagraph (d) of this Article V), even if less than a quorum, or by a sole remaining director. If no director remains in office, any vacancy may be filled by the shareholders. Any director so elected to fill any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, shall hold office until the next annual meeting of shareholders and until such director’s successor shall be elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal from office.

(c)    Removal of Directors. Exclusive of directors, if any, elected as provided pursuant to subparagraph (d) of this Article V, a director of the corporation may be removed from office prior to the expiration of his term of office at any time, but only for cause and only by the affirmative vote of a majority of the outstanding shares of capital stock of the corporation entitled to vote with respect to the election of such director at a meeting of the shareholders duly called for such purpose.

(d)    Directors Elected by Preferred Shares. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Shares issued by the corporation shall have the right, voting pursuant to the term of such Preferred Shares, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of such Preferred Shares. Unless expressly provided by such terms, directors so elected shall not be divided into classes and, during the prescribed terms of office of such directors, the Board of Directors shall consist of such number of directors determined as provided in subparagraph (a) of this Article V plus the number of directors determined as provided in this subparagraph (d) of this Article V.

(e)    Shareholder Nominations. Advance notice of shareholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the corporation.

(f)    Amendment or Repeal. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these

Articles of Incorporation or the Bylaws of the corporation), the affirmative vote of ~~the holders of 80% or more~~ a majority of the combined voting power of the then outstanding shares of stock entitled to vote on the matter, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal this Article V.

(g)    Voting for Directors. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Notwithstanding the foregoing, the Board of Directors may determine for any uncontested election of directors that a director shall be elected to a new term only if the director receives the affirmative vote of a majority of the votes cast. If any incumbent director fails to receive such required vote, he or she shall continue to serve until his or her successor is elected and, if necessary, qualifies or until there is a decrease in the number of directors, subject to such director’s earlier death, resignation, disqualification or removal from office.

ARTICLE VI

Shareholder Action

The shareholders shall not be entitled to take action without a meeting by less than unanimous consent. Except as otherwise required by law and subject to the express rights of the holders of any class or series of stock having a preference over the Common Shares as to dividends or upon liquidation, annual and special meetings of the shareholders shall be called, the record date or dates shall be determined and notice shall be sent as set forth in the Bylaws of the corporation. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that a lesser affirmative vote may be specified by law, these Articles of Incorporation or the Bylaws of the corporation), the affirmative vote of ~~the holders of 80% or more~~ a majority of the combined voting power of the then outstanding shares of stock entitled to vote on the matter, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal Articles II or VIII of the Bylaws, or this Article VI or any provision thereof or hereof; provided, however, that the Board of Directors may alter, amend, or adopt any provision inconsistent with, or repeal Articles II or VIII of the Bylaws, or any provision thereof, without a vote of shareholders.

ARTICLE VII

Registered Office and Agent

The address of the initial registered office of the corporation is 44 East Mifflin Street, Madison, Dane County, Wisconsin 53703 and the name of its initial registered agent at such address is C T Corporation System.

Executed this              day of             , 2011.

[Insert name and title]

This instrument was drafted by:

Godfrey & Kahn, S.C.

780 N. Water Street

Milwaukee, Wisconsin 53202

Annex B

KOHL’S CORPORATION

ANNUAL INCENTIVE PLAN

as of February 28, 2007

1. Purpose. The Board of Directors of Kohl’s Corporation adopted this Plan on February 28, 2007. The Plan is intended to operate substantially in the same manner as the Company’s existing executive bonus plan, except that the Plan is intended to meet the requirements of Section 162(m) of the Code and the regulations thereunder, so that compensation received pursuant to the Plan will be performance-based compensation excludable from the $1 million limitation on deductible compensation. The Plan is intended to establish a correlation between the annual incentives awarded to the Participants and the financial performance of the Company or one of its divisions or subsidiaries. The Participants will receive an incentive award if the Performance Goals, as fixed by the Committee pursuant to the terms of the Plan, are met. Subject to approval by the shareholders of Kohl’s Corporation, the Plan will be applicable to the fiscal year of Kohl’s Corporation beginning on February 4, 2007 and subsequent fiscal years unless and until terminated by the Committee. If shareholder approval is not obtained at such time(s) as the Plan is submitted to the shareholders for their approval, the Plan will not continue in effect.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Award Table” means a table similar in type to Exhibit A, with changes necessary to adapt to the performance criteria selected by the Committee for the Performance Year and to display other objective factors necessary to determine the amount, if any, of the incentive award for the Performance Year.

(b)	“Board” means the Board of Directors of Kohl’s Corporation.

(c)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d)	“Committee” means the Compensation Committee of the Board.

(e) “Company” means Kohl’s Corporation and its subsidiaries including a corporation or other business entity in which the Company directly or indirectly has a significant ownership interest, as determined by the Committee in its sole discretion.

(f) “Comparable Store Sales” means annual sales of the Company’s stores (including E-commerce sales and relocated or expanded stores) open throughout the relevant period during the applicable Performance Year and throughout the corresponding period during the prior fiscal year or, in the case of Comparable Store Sales of an applicable division or subsidiary, annual sales of the stores of such division or subsidiary (including E-commerce sales and relocated or expanded stores) open throughout the relevant period during the applicable Performance Year and throughout the corresponding period during the prior fiscal year, computed in accordance with U.S. generally accepted accounting principles.

(g) “Net Income” means the after-tax, consolidated, annual net income of the Company, or, in the case of Net Income of an applicable division or subsidiary, after-tax annual net income of the division or subsidiary, computed in accordance with U.S. generally accepted accounting principles.

(h) “Net Income per Share” means the portion of the Company’s Net Income allocable to each outstanding share of common stock during the accounting period, based on the average number of shares outstanding, computed on a fully-diluted basis in accordance with U.S. generally accepted accounting principles.

(i) “Net Sales” means the consolidated, annual revenue of the Company, or, in the case of Net Sales of an applicable division or subsidiary, annual revenue of the division or subsidiary, computed in accordance with U.S. generally accepted accounting principles.

(j) “Operating Income” means Net Sales less the Company’s cost of goods sold, selling, general and administrative expenses, depreciation, amortization, and pre-opening expenses, or, in the case of Operating Income of an applicable division or subsidiary, Net Sales of such division or subsidiary less such division’s or subsidiary’s cost of goods sold, selling, general and administrative expenses, depreciation, amortization, and pre-opening expenses, computed in accordance with U.S. generally accepted accounting principles, provided, however, at the time the Performance Goals are established by the Committee, the Committee may determine whether to include or exclude taxes in the determination of Operating Income for the Company or an applicable division or subsidiary.

(k) “Participant” means any associate of the Company designated to participate in the Plan.

(l) “Performance Goal” means one or more of Comparable Store Sales, Net Income, Net Income Per Share, Net Sales, Operating Income, or Return on Investment which may be used singularly or in combination, as the Committee determines, to measure the performance of the Company or an applicable subsidiary or division for the purpose of determining whether, and to what extent, an award will be payable under the Plan for the Performance Year. The Performance Goals applicable to each Participant in the Plan during any Performance Year do not have to be the same.

(m) “Performance Year” means the Company’s fiscal year. The initial Performance Year begins February 4, 2007.

(n) “Plan” means this Annual Incentive Plan.

(o) “Return on Investment” means a percentage calculated by dividing the Company’s EBITDAR by its Average Gross Investment, both calculated in accordance with the Company’s standard accounting practices.

(p) “Salary” means, except as otherwise provided by the Committee, base salary earned for each Performance Year determined in accordance with principles employed for reporting salary to the shareholders of Kohl’s Corporation in the Company’s annual proxy statement.

3. Participation. Participation in the Plan shall be limited to the Company’s named executive officers and any other Participants designated by the Committee. Participation in the Plan in one Performance Year does not guarantee participation in a subsequent Performance Year. A person who becomes a Participant after the commencement of a Performance Year shall be eligible to receive a pro rata award pursuant to Section 4, based on the number of full months remaining in the Performance Year after he or she becomes a Participant, or based on such other applicable method established by the Committee at the time such person is designated as a Participant.

4. Determination of Awards.

(a) Before May 4, 2007, and thereafter, during the first ninety (90) days of each succeeding Performance Year, the Committee will complete and adopt an Award Table substantially in the form attached as Exhibit A. The Award Table will fix the objective components, including the relevant Performance Goals, for determining whether an award will be paid and, if so, the amount of the award. Awards are based on a percentage of each Participant’s Salary for the Performance Year, if and to the extent the relevant Performance Goals are achieved. Only if specifically provided by the Committee at the time the Performance Goals are established, the amount of the award will be determined by linear interpolation (or other form of interpolation as specifically provided by the Committee) if the performance falls between the Performance Goals set forth in the Award Table. At the time the Performance Goals are established by the Committee, the Committee shall determine whether the Performance Goals shall be determined with or without regard to (i) changes in accounting; (ii) extraordinary, unusual or nonrecurring items, including, without limitation, the impact of acquisitions or divestitures, as specified by the Committee; or (iii) changes in income tax rates. The Performance Goals and targets for a Performance Year may not be modified after the first ninety (90) days of a Performance Year have elapsed.

(b) Before any award may be paid for a Performance Year, the Committee shall certify that the Performance Goals and other requirements of the Plan have been satisfied for the Performance Year. No payments shall be made unless and until the Committee makes this certification.

(c) Even if the Performance Goals applicable to a Participant have been met, (i) no award to such Participant with respect to a Performance Year shall exceed $5,000,000, and (ii) the Committee expressly reserves, in its discretion, the right to reduce or eliminate entirely any award otherwise determined under the Plan to reflect any extraordinary items or such other factors as it may deem relevant if it determines it is in the best interests of the Company to do so. Such determination shall be conclusive and binding.

5. Payment of Awards.

(a) If the Committee has made the certification required pursuant to Section 4(b), subject to Section 4(c), awards shall be payable as soon as practicable following such certification, but no later than the end of the calendar year during which such Performance Year has ended. Notwithstanding the foregoing, subject to applicable laws and if approved by the Committee, a Participant may defer receipt of an award by filing a timely election pursuant to the Company’s 2005 Executive Deferred Compensation Plan, as amended from time to time, or any successor thereto. All awards under the Plan are subject to federal, state and local income and payroll tax withholding when paid.

(b) Except as otherwise set forth by the Company or the Committee, a Participant shall receive no award for a year if the Participant’s employment with the Company terminates prior to the last day of the Performance Year for any reason. A Participant shall not forfeit an award if the participant’s employment terminates after the end of the applicable Performance Year, but prior to the distribution of the award for such year.

6. Administration. The Plan shall be administered by the Committee. The Committee may adopt rules and regulations for carrying out the Plan, and the Committee may take such actions as it deems appropriate to ensure that the Plan is administered in the best interests of the Company. The Committee has the authority to construe and interpret the Plan, resolve any ambiguities, and make determinations with respect to the eligibility for or amount of any award. The interpretation, construction and administration of the Plan by the Committee shall be final, binding and conclusive for all purposes and upon all persons including, without limitation, the Company, any successor to the Company, Participants, and any person claiming an interest through a Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

7. Rights. Participation in the Plan and the right to receive awards under the Plan shall not give a Participant any proprietary interest in the Company or any of its assets. A Participant shall for all purposes be a general creditor of the Company. The interests of a Participant cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his or her creditors. Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company, or shall interfere with or restrict in any way the right of the Company to discharge a Participant at any time for any reason whatsoever, with or without cause.

8. Successors. The Plan shall be binding on the Participants and their personal representatives. If the Company becomes a party to any merger, consolidation, reorganization or other corporate transaction, the Plan shall remain in full force and effect as an obligation of the Company or its successor in interest unless and until terminated by the Company or its successor in interest in accordance with this Plan.

9. Amendment and Termination. The Committee may amend or terminate the Plan at any time as it deems appropriate; provided that to the extent required to meet the requirements of Code Section 162(m) for performance-based compensation, any amendment that makes a material change to the Plan must be approved by the shareholders of Kohl’s Corporation.

10. Interpretation. If any provision of the Plan would cause the Plan to fail to meet the Code Section 162(m) requirements for performance-based compensation, then that provision of the Plan shall be deemed modified to the extent necessary to meet the requirements of Code Section 162(m).

Exhibit A

AWARD TABLE

PERFORMANCE YEAR 20

A<------——(-)--------——B--------——(+)-----——>C

Title	Threshold Performance Level Specified: % of Salary	Target Performance Level Specified: % of Salary	Maximum Performance Level Specified: % of Salary
Executive Officer [ ]	—%	—%	—%
Executive Officer [ ]	—%	—%	—%
Executive Officer [ ]	—%	—%	—%

* Additional performance levels may be selected by the Committee, see note 7 below.

During the first 90 days of each Performance Year, the Committee shall set the Performance Goals using the following process.

Award Derivations

1.	Specify performance criteria to be used as the Performance Goals for the Performance Year (i.e., one or more of Comparable Store Sales, Net Income, Net Income Per Share, Net Sales, Operating Income, or Return on Investment), which may be used singularly or in combination, as the Committee determines, to measure the performance of the Company for the purpose of determining whether an award will be payable under the Plan for the Performance Year.

2.	Indicate whether the specified Performance Goals shall be determined with or without regard to (i) changes in accounting; (ii) extraordinary, unusual or nonrecurring items, including, without limitation, the impact of acquisitions or divestitures, as specified by the Committee; or (iii) changes in income tax rates.

3.	Identify any Participants in addition to the executive officers.

4.	Fix the applicable target Performance Goal for each Participant and percentage of salary. (B)

5.	Fix the threshold Performance Goal for each Participant, below which no award is payable, and percentage of salary. (A)

6.	Fix the maximum Performance Goal for each Participant, which results in a maximum permitted award, and percentage of salary. (C)

7.	To the extent the Committee elects to use any additional Performance Goals other than threshold, target, or maximum, fix such other applicable Performance Goals for each Participant and percentage of salary.

8.	Only if so specified at the time the Performance Goals are established, if the result achieved for the Performance Year is less than the goal specified in B, but greater than the goal specified in A, the percentage award payable will be determined by interpolating, as specifically provided by the Committee pursuant to the Plan, between A and B, or if the result achieved for the Performance Year is greater than the goal specified in B, but less than the goal specified in C, the percentage award payable will be determined by interpolating, as specifically provided by the Committee pursuant to the Plan, between B and C with C being the maximum. Similarly, if specifically provided by the Committee pursuant to the Plan, the same interpolation principles shall apply to any additional Performance Goals selected by the Committee pursuant to note 7, above.

KOHL’S CORPORATION

N56 W17000 RIDGEWOOD DRIVE

MENOMONEE FALLS, WI 53051

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M32023-P06076	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KOHL’S CORPORATION

ITEM 1. Election of Directors

The Board of Directors recommends that you vote FOR the following nominees:

Nominees:		For	Against	Abstain

1a.	Peter Boneparth	O	O	O

1b.	Steven A. Burd	O	O	O

1c.	John F. Herma	O	O	O

1d.	Dale E. Jones	O	O	O

1e.	William S. Kellogg	O	O	O

1f.	Kevin Mansell	O	O	O

1g.	Frank V. Sica	O	O	O

1h.	Peter M. Sommerhauser	O	O	O

1i.	Stephanie A. Streeter	O	O	O

1j.	Nina G. Vaca	O	O	O

1k.	Stephen E. Watson	O	O	O

For address changes and/or comments, please check this box and write them on the back where indicated.				O

Please indicate if you plan to attend this meeting.		O	O

		Yes	No

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Vote on Proposals:		For	Against	Abstain

ITEM 2. Ratify Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm. The Board of Directors Recommends a Vote FOR Item 2.		O	O	O

ITEM 3. Management Proposals to Amend Articles of Incorporation:

3a. Approval of elimination of supermajority vote requirement in Article V. The Board of Directors recommends a vote FOR Item 3a.		O	O	O

3b. Approval of elimination of supermajority vote requirement in Article VI. The Board of Directors recommends a vote FOR Item 3b.		O	O	O

ITEM 4. Re-Approval of Annual Incentive Plan. The Board of Directors recommends a vote FOR Item 4.		O	O	O

ITEM 5. Advisory Vote on Executive Compensation. The Board of Directors recommends a vote FOR Item 5.		O	O	O

	1 Year	2 Years	3 Years	Abstain

ITEM 6. Advisory Vote on the Frequency of Future Shareholder Advisory Votes on Executive Compensation. The Board of Directors recommends you vote for ONE YEAR.	O	O	O	O

		For	Against	Abstain

ITEM 7. Shareholder Proposal: Shareholder Action By Written Consent. The Board of Directors recommends a vote AGAINST Item 7.		O	O	O

ITEM 8. Shareholder Proposal: Succession Planning And Reporting. The Board of Directors recommends a vote AGAINST Item 8.		O	O	O

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

ANNUAL MEETING ADMISSION TICKET

Kohl’s Corporation

Annual Meeting of Shareholders

Thursday, May 12, 2011

1:00 P.M., Local Time

The Pilot House at Pier Wisconsin

500 N. Harbor Drive

Milwaukee, Wisconsin 53202

This Admission Ticket will be required to admit you to the meeting

Please write your name and address in the space provided below and present this ticket when you enter
Name:

Address:

City, State and Zip Code:

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M32024-P06076

KOHL’S CORPORATION

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint Richard D. Schepp and Kevin Mansell or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Kohl’s Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 P.M., Local Time on May 12, 2011 at The Pilot House at Pier Wisconsin, 500 N. Harbor Drive, Milwaukee, Wisconsin 53202 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF ERNST & YOUNG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE APPROVAL OF THE AMENDMENTS OF OUR ARTICLES OF INCORPORATION, FOR THE RE-APPROVAL OF THE KOHL’S ANNUAL INCENTIVE PLAN, FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, FOR ANNUAL NON-BINDING ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AGAINST THE SHAREHOLDER PROPOSAL ON SHAREHOLDER ACTION BY WRITTEN CONSENT AND AGAINST THE SHAREHOLDER PROPOSAL ON SUCCESSION PLANNING AND REPORTING. PROPOSALS 1-6 ARE BEING PROPOSED BY KOHL’S CORPORATION AND PROPOSALS 7 AND 8 ARE BEING PROPOSED BY SHAREHOLDERS OF KOHL’S CORPORATION.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE